                                                                    Exhibit 10.2


                               CREDIT AGREEMENT

                       ($125,000,000 TERM LOAN FACILITY

                                      AND

                     $150,000,000 REVOLVING LOAN FACILITY)

                          dated as of April 13, 1995

                                     AMONG

                           STERLING CHEMICALS, INC.,
                                 as Borrower;

                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                           as Agent and as a Lender;

                           THE BANK OF NOVA SCOTIA,
                    as Documentation Agent and as a Lender,

             ABN AMRO BANK N.V., HOUSTON AGENCY, BANK OF SCOTLAND
                     and CREDIT LYONNAIS, NEW YORK BRANCH,
                          as Co-Agents and as Lenders

                                      AND

                      THE OTHER LENDERS NOW OR HEREAFTER
                                PARTIES HERETO

                               TABLE OF CONTENTS

                                                                                Page
                                                                                ----
1.      Definitions..........................................................      1
        1.1     Certain Defined Terms........................................      1
        1.2     Miscellaneous................................................     17

2.      Commitments and Loans................................................     17
        2.1     Loans........................................................     17
        2.2     Letters of Credit............................................     18
        2.3     Terminations or Reductions of Revolving Loan Commitments.....     22
        2.4     Fees.........................................................     22
        2.5     Several Obligations..........................................     23
        2.6     Notes........................................................     23
        2.7     Use of Proceeds..............................................     24
        2.8     Designated Amount............................................     24

3.      Borrowings, Payments and Prepayments.................................     24
        3.1     Borrowings...................................................     24
        3.2     Payments; Prepayments........................................     24

4.      Payments; Pro Rata Treatment; Computations, Etc......................     26
        4.1     Payments.....................................................     26
        4.2     Pro Rata Treatment...........................................     26
        4.3     Certain Actions, Notices, Etc................................     26
        4.4     Non-Receipt of Funds by the Agent............................     27
        4.5     Sharing of Payments, Etc.....................................     28

5.      Conditions Precedent.................................................     28
        5.1     Initial Loans and Letters of Credit..........................     28
        5.2     All Loans and Letters of Credit..............................     30

6.      Representations and Warranties.......................................     30
        6.1     Organization.................................................     30
        6.2     Financial Statements.........................................     31
        6.3     Enforceable Obligations; Authorization.......................     31
        6.4     Other Borrowed Money Indebtedness............................     31
        6.5     Litigation...................................................     31
        6.6     Taxes........................................................     32
        6.7     Regulations G, U and X.......................................     32
        6.8     Subsidiaries.................................................     32

        6.9     No Untrue or Misleading Statements...........................     32
        6.10    ERISA........................................................     32
        6.11    Investment Company Act.......................................     32
        6.12    Public Utility Holding Company Act...........................     32
        6.13    Solvency.....................................................     33
        6.14    Compliance...................................................     33
        6.15    Environmental Matters........................................     33

7.      Affirmative Covenants................................................     33
        7.1     Taxes, Existence, Regulations, Property, Etc.................     33
        7.2     Financial Statements and Information.........................     34
        7.3     Financial Tests..............................................     35
        7.4     Inspection...................................................     35
        7.5     Further Assurances...........................................     35
        7.6     Books and Records............................................     35
        7.7     Insurance....................................................     35
        7.8     Notice of Certain Matters....................................     36
        7.9     Interest Rate Risk...........................................     36
        7.10    Capital Adequacy.............................................     36
        7.11    ERISA Information and Compliance.............................     37

8.      Negative Covenants...................................................     37
        8.1     Indebtedness.................................................     37
        8.2     Liens........................................................     38
        8.3     Contingent Liabilities.......................................     39
        8.4     Mergers, Consolidations and Dispositions and Acquisitions of
                 Assets......................................................     39
        8.5     Redemption, Dividends and Distributions......................     40
        8.6     Nature of Business...........................................     40
        8.7     Transactions with Affiliates.................................     40
        8.8     Loans and Investments........................................     40
        8.9     No Subsidiaries..............................................     40
        8.10    BP Lease.....................................................     41
        8.11    Fiscal Year..................................................     42
        8.12    Sterling Energy and Sterling Pulp (US).......................     42

9.      Defaults.............................................................     42
        9.1     Events of Default............................................     42
        9.2     Right of Setoff..............................................     45
        9.3     Collateral Account...........................................     46
        9.4     Preservation of Security for Unmatured Reimbursement
                 Obligations.................................................     46
        9.5     Remedies Cumulative..........................................     47

10.     The Agent............................................................     47
        10.1    Appointment, Powers and Immunities...........................     47
        10.2    Reliance.....................................................     48
        10.3    Defaults.....................................................     48
        10.4    Rights as a Lender...........................................     49
        10.5    Indemnification..............................................     49
        10.6    Non-Reliance on Agent and Other Lenders......................     49
        10.7    Failure to Act...............................................     50
        10.8    Resignation or Removal of Agent..............................     50
        10.9    No Partnership...............................................     51

11.     Miscellaneous........................................................     51
        11.1    Waiver.......................................................     51
        11.2    Notices......................................................     51
        11.3    Expenses, Etc................................................     51
        11.4    Indemnification..............................................     52
        11.5    Amendments, Etc..............................................     53
        11.6    Successors and Assigns.......................................     53
        11.7    Limitation of Interest.......................................     56
        11.8    Survival.....................................................     57
        11.9    Captions.....................................................     57
        11.10   Counterparts.................................................     57
        11.11   Governing Law................................................     57
        11.12   Severability.................................................     57
        11.13   Tax Forms....................................................     57
        11.14   Venue........................................................     58
        11.15   Confidentiality..............................................     58
        11.16   Amended and Restated Credit Agreement........................     59

EXHIBITS
        A -- Request for Extension of Credit
        B -- Borrowing Base Certificate
        C -- Subsidiaries
        D -- Term Note
        E -- Revolving Note
        F -- Assignment and Acceptance
        G -- Compliance Certificate
        H -- Existing Letters of Credit

SCHEDULES
        1    -- Interest Rate Agreement
        6.10 -- ERISA Matters
        8.1  -- Borrowed Money Indebtedness
        8.2  -- Liens
        8.3  -- Contingent Liabilities
        8.8  -- Existing Investments

                               CREDIT AGREEMENT


        THIS CREDIT AGREEMENT is made and entered into as of April 13, 1995 (the "Effective Date"), by and among STERLING CHEMICALS, INC., a Delaware corporation (the "Borrower"); each of the lenders which is or may from time to time become a party hereto (individually, a "Lender" and, collectively, the "Lenders"); TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("TCB"), a national banking association, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent"), THE BANK OF NOVA SCOTIA, as Documentation Agent, and ABN AMRO BANK N.V., HOUSTON AGENCY, BANK OF SCOTLAND and CREDIT LYONNAIS, NEW YORK BRANCH, as Co-Agents.

        The parties hereto agree as follows:


1.      Definitions.

     1.1  Certain Defined Terms.

        Unless a particular term, word or phrase is otherwise defined or the context otherwise requires, capitalized terms, words and phrases used herein or in the Loan Documents (as hereinafter defined) have the following meanings (all definitions that are defined in this Agreement in the singular to have the same meanings when used in the plural and vice versa):

        Accounts, Equipment, General Intangibles and Inventory shall have the respective meanings assigned to them in the Texas Business and Commerce Code in force on the Effective Date.

        Adjusted Fixed Charge Coverage Ratio shall mean, as of any day, the ratio of (a) EBITDA for the Rolling Four Quarters as of such day less cash income taxes paid during such Rolling Four Quarters plus cash income tax refunds received during such Rolling Four Quarters to (b) the Adjusted Fixed Charges for such Rolling Four Quarters.

        Adjusted Fixed Charges shall mean (without duplication), for any period and with respect to any Person, (a) Fixed Charges for such period plus (b) any dividends on any equity interests in such Person of any class (except dividends payable solely in shares of common stock) paid during such period.

        Affiliate shall mean any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise. Notwithstanding the foregoing, no individual shall be deemed to be an Affiliate of a corporation solely by reason of his or her being an officer or director of such corporation.

        Agreement shall mean this Credit Agreement, as it may from time to time be amended, modified, restated or supplemented.

        Annual Audited Financial Statements shall mean the annual consolidated financial statements of a Person, including all notes thereto, which statements shall include a balance sheet as of the end of such fiscal year and an income statement and a statement of cash flows for such fiscal year, all setting forth in comparative form the corresponding figures from the previous fiscal year, all prepared in conformity with GAAP, and accompanied by a report and opinion of Coopers & Lybrand or other independent certified public accountants reasonably satisfactory to the Agent, which shall state that such financial statements, in the opinion of such accountants, present fairly the financial position of such Person as of the date thereof and the results of its operations for the period covered thereby in conformity with GAAP. Such statements shall be accompanied by a certificate of such accountants that in making the appropriate examination in connection with such report and opinion, such accountants did not become aware of any Default relating to the financial tests set forth in Section 7.3 hereof or, if in the opinion of such accountants any such Default exists, a description of the nature and status thereof.

        Applications shall mean all applications and agreements for Letters of Credit, or similar instruments or agreements, in a form acceptable to the Borrower and the Issuer and otherwise in Proper Form, now or hereafter executed by the Borrower in connection with any Letter of Credit now or hereafter issued or to be issued under the terms hereof at the request of any Person.

        Assignment and Acceptance shall have the meaning ascribed to such term in Section 11.6 hereof.

        Bankruptcy Code shall mean the United States Bankruptcy Code, as amended, and any successor statute.

        Borrowed Money Indebtedness shall have the meaning ascribed to it in
Section 8.1 hereof.

        Borrowing Base shall mean, as at any date, the amount of the Borrowing Base shown on the Borrowing Base Certificate then most recently delivered pursuant to Section 7.2 hereof, determined by calculating the amount equal to:

        (i) 85% of the aggregate amount of the Eligible Accounts at said date, plus

        (ii) the lesser of (I) 65% of the sum of (x) the aggregate amount of Eligible Inventory at said date and (y) seventy-five percent (75%) of the value (determined in accordance with GAAP) at said date of materials and supplies which are not Inventory (provided that the amount determined under this clause (y) shall not exceed $7,000,000) or
             (II) the amount determined in clause (i) above.

In the absence of a Borrowing Base Certificate delivered as required by Section 7.2, the Agent shall determine the Borrowing Base from time to time in its reasonable discretion, taking into account all information reasonably available to it, and the Borrowing Base from time to time so determined shall be the Borrowing Base for all purposes of this Agreement until such a Borrowing Base Certificate, in Proper Form, is furnished to and accepted by the Agent.

        Borrowing Base Certificate shall mean a certificate, duly executed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower, appropriately completed and in substantially the form of Exhibit B hereto.

        BP shall mean BP Chemicals Americas, Inc., a Delaware corporation, and its successors.

        BP Lease shall mean that certain Amended and Restated Lease and Production Agreement dated August 8, 1994, executed by and between BP Chemicals, Inc. and the Borrower, as the same may from time to time be amended, modified, restated or supplemented.

        Business Day shall mean any day other than a day on which commercial banks are authorized or required to close in Houston, Texas or in New York City, New York.

        Canadian Facility shall mean that certain Credit Agreement executed or to be executed, in Proper Form, by and between Sterling Pulp Chemicals, Ltd. and The Bank of Nova Scotia, as the same may be amended, restated or supplemented. The unpaid principal balance of the Canadian Facility, together with the aggregate face amount of letters of credit issued under the Canadian Facility, shall not exceed Canadian $20,000,000.

        Canadian Subsidiary shall mean any Subsidiary of the Borrower which is organized and exists under the laws of Canada or any province thereof.

        Capital Expenditures shall mean expenditures in respect of fixed or capital assets by a Person, to the extent capitalized in accordance with GAAP, but excluding (a) expenditures for the restoration, repair or replacement of any fixed or capital asset which was destroyed or damaged, in whole or in part, to the extent financed by the proceeds of an insurance policy maintained by such Person, (b) increases in the consolidated fixed or capital assets of such Person resulting solely from Permitted Acquisitions (other than expenditures made after the date of such Permitted Acquisition), and (c) increases in the capital assets of such Person resulting from expenditures in respect of fixed or capital assets made by another so long as such Person has no obligation to reimburse the other for such expenditures. Expenditures in respect of replacements and maintenance consistent with the business practices of such Person in respect of plant facilities, machinery, fixtures and other like capital assets utilized in the ordinary course of business are not Capital Expenditures to the extent such expenditures are not capitalized in preparing a balance sheet of such Person in accordance with GAAP.

        Capital Lease Obligations shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board, as amended) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13). Capital Lease Obligations shall not include the interest component of any applicable rental payment.

        Ceiling Rate shall have the meaning assigned to it in the Interest Rate Agreement.

        Change of Control shall mean a change resulting when any Unrelated Person or any Unrelated Persons acting together which would constitute a Group together with any Affiliates or Related Persons thereof (in each case also constituting Unrelated Persons) shall at any time either (i) Beneficially Own more than 50% of the aggregate voting power of all classes of Voting Stock of the Borrower or (ii) succeed in having sufficient of its or their nominees elected to the Board of Directors of the Borrower such that such nominees, when added to any existing director remaining on the Board of Directors of the Borrower after such election who is an Affiliate or Related Person of such Person or Group, shall constitute a majority of the Board of Directors of the Borrower. As used herein (a) "Beneficially Own" means "beneficially own" as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, or any successor provision thereto; provided, however, that, for purposes of this definition, a Person shall not be deemed to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange; (b) "Group" means a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended; (c) "Unrelated Person" means at any time any Person other than the Borrower or any of its Subsidiaries and other than any trust for any employee benefit plan of the Borrower or any of its Subsidiaries; (d) "Related Person" of any Person shall mean any other Person owning (1) 5% or more of the outstanding common stock of such Person or (2) 5% or more of the Voting Stock of such Person; and (e) "Voting Stock" of any Person shall mean capital stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

        Code shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

        Collateral shall mean all Property, tangible or intangible, real, personal or mixed, now or hereafter subject to the Security Agreements.

        Commitment Fee Percentage shall mean:

        (a) on any day prior to the first adjustment after the date hereof pursuant to clause (b) of this definition, 0.25%;

        (b) the Commitment Fee Percentage for any day shall be the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Debt to EBITDA Ratio as of the last day of each March, June, September and December (beginning with the fiscal quarter ending on June 30, 1995) (such increase or decrease to be effective on the date that Borrower delivers the Quarterly Financial Statements to the Agent pursuant to the terms of this Agreement):

                  Debt to                             Commitment Fee
                EBITDA Ratio                            Percentage

        Greater than or equal to 3.50                      0.375

        Greater than or equal to
        2.50 but less than 3.50                            0.30

        Greater than or equal to
        1.50 but less than 2.50                            0.25

        Less than 1.50                                     0.20

        Compliance Certificate shall have the meaning given to it in Section 7.2 hereof.

        Contribution Agreement shall mean that certain Contribution Agreement dated concurrently herewith executed by and among the Borrower and its Subsidiaries, as the same may be amended, modified, supplemented and restated-- and joined in pursuant to a joinder agreement--from time to time.

        Controlled Group shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

        Corporation shall mean a corporation, limited liability company, partnership, joint venture, joint stock association, business trust and other business entity.

        Cover for Letter of Credit Liabilities shall mean the payment to the Agent in immediately available funds, to be held by the Agent in a collateral account maintained by the Agent at its Principal Office and collaterally assigned as security by the Borrower for the Reimbursement Obligations using documentation reasonably satisfactory to the Agent, in the amount required by any applicable provision hereof. Such amount shall be retained by the Agent in such collateral account until such time as no Default or Event of Default is continuing.

        Current Assets shall mean all assets of a Person which under GAAP would be classified as current assets.

        Current Liabilities shall mean all liabilities of a Person which under GAAP would be classified as current liabilities, other than current maturities of long term debt and the obligation to repay the Revolving Loan Obligations and any Borrowed Money Indebtedness under the Canadian Facility.

        Current Ratio means, as of any day, the ratio of Current Assets to Current Liabilities.

        Debt to EBITDA Ratio shall mean, as of the last day of any fiscal quarter, the ratio of (a) the outstanding balance of Borrowed Money Indebtedness on such date to (b) EBITDA for the Rolling Four Quarters ending on such date.

        Default shall mean an Event of Default or an event which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

        Designated Amount shall have the meaning ascribed to such term in
Section 2.8 hereof.

        Dollar Equivalent shall mean the equivalent in another currency of an amount in Dollars to be determined by reference to the exchange quoted by TCB at 10:00 a.m. (Houston time) on the date of determination, for the spot purchase in the foreign exchange market of such amount of Dollars with such other currency.

        Dollars and $ shall mean lawful money of the United States of America.

        EBITDA shall mean, without duplication, for any period the sum of (a) Net Income less non-cash income and (b) the sum of (i) Interest Expense for such period, (ii) Federal, state and local income taxes deducted in determining such Net Income, (iii) amortization of goodwill and other non-cash expenses and intangibles (including, without limitation, patents, deferred financing costs and debt discount) deducted in determining such Net Income, (iv) depreciation, depletion and obsolescence of Property, in each case, determined in accordance with GAAP and (v) prepaid royalty income to the extent actually paid in cash.

        Eligible Accounts shall mean, as at any date of determination thereof, each Account or General Intangible for the payment of money, in each case valued in accordance with GAAP, which is at said date payable to the Borrower or any of its Subsidiaries and which complies with the following requirements: (a) in the case of the sale of goods, the subject goods have been sold to an account debtor on an absolute sale basis on open account and not on consignment, on approval or on a "sale or return" basis or subject to any other repurchase or return agreement and no material part of the subject goods has been returned, rejected, lost or damaged, the Account or General Intangible is not evidenced by chattel paper or an instrument of any kind and said account debtor is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind; (b) the account debtor must be located in the United States or in Canada, except for (x) Accounts or General Intangibles as to which the Borrower or the applicable Subsidiary and the Agent have mutually and reasonably agreed shall be included and (y) Accounts or General Intangibles as to which the Borrower or the applicable Subsidiary has received a letter of credit in an amount equal to or greater than such Account or General Intangibles issued by a financial institution reasonably acceptable to the Agent and otherwise in form and substance reasonably satisfactory to the Agent; (c) to the extent included as an Eligible Account, such Account or General Intangible is a valid obligation of the account debtor thereunder and is not subject to any offset or other defense on the part of such account debtor or to any claim on the part of such account debtor denying liability thereunder; (d) such Account or General Intangible is subject to no Lien whatsoever, except for the Liens created or permitted pursuant to the Security Agreements; (e) such Account or General Intangible is evidenced by an invoice submitted to the account debtor and such Account or General Intangible has not remained unpaid beyond 90 days after the due date stated on the invoice therefor (or such Account or General Intangible is not invoiced in the ordinary course of business but by the terms of the agreements creating such Account or General Intangible, such Account or General Intangible has not remained unpaid beyond ninety (90) days after the due date therefor);
(f) such Account or General Intangible does not arise out of transactions with any Affiliate of the Borrower or an employee, officer, agent or director of the Borrower or any Affiliate of the Borrower; (g) not more than 20% of the other Accounts or General Intangibles of the applicable account debtor or any of its Affiliates owed to the Borrower or any of its Subsidiaries fail to satisfy all of the requirements of an "Eligible Account"; (h) except as Agent may otherwise agree, inclusion of the applicable Account or General Intangible does not cause the total Eligible Accounts with respect to the applicable account debtor and its Affiliates, in the aggregate, to exceed 15% of the total Eligible Accounts;
(i) each of the representations and warranties set forth in the Security Agreements with respect thereto is true and correct in all material respects on such date, and (j) the Agent, on behalf of the Lenders, shall have a first-priority perfected Lien covering such Account or General Intangible or, in the case of the Canadian Subsidiaries, the Agent, on behalf of the Lenders, shall have a first-priority perfected Lien in and to 65% of the issued and outstanding equity interests of such Subsidiary and in and to 100% of the issued and outstanding equity interests of Sterling Canada, in each case to the extent required by and in accordance with the applicable Security Agreement.

        Eligible Inventory shall mean, as at any date of determination thereof, Inventory of the Borrower and its Subsidiaries which complies with the following requirements: (a) such Inventory shall be valued in accordance with GAAP and consist of (i) raw materials and (ii) finished goods; (b) it is in good condition, meets all standards imposed by any Governmental Authority having regulatory authority over it, its use and/or sale and is either currently usable or currently salable in the normal course of business of the Borrower and its Subsidiaries; (c) except for (x) Inventory having a value up to but no more than $15,000,000 and (y) Inventory which is in transit in the ordinary course of business but in respect of which title remains in Borrower or the applicable Subsidiary of Borrower and which is fully insured, it is not (1) located outside the United States of America or Canada or (2) in the possession or control of any warehouseman, bailee, or any agent or processor for or customer of the Borrower or its Subsidiaries or, if it is, the Borrower or its Subsidiaries shall have notified, in a manner that effectively under applicable law creates a valid and first priority Lien in favor of the Agent, on behalf of the Lenders, in such Inventory, such warehouseman, bailee, agent, processor or customer of the Agent's Lien and such warehouseman, bailee, agent, processor or customer has subordinated any Lien it may claim therein and agreed to hold all such Inventory for the Agent's account subject to the Agent's instructions; (d) each of the representations and warranties set forth in the Security Agreements with respect thereto is true and correct in all material respects on such date, and (e) the Agent, on behalf of the Lenders, shall have a first-priority perfected Lien covering such Inventory or, in the case of the Inventory of the Canadian Subsidiaries, the Agent shall, on behalf of the Lenders, have a first-priority perfected Lien in and to 65% of the issued and outstanding equity interests of such Subsidiary and in and to 100% of the issued and outstanding equity interests of Sterling Canada, in each case to the extent required by and in accordance with the applicable Security Agreement.

        Environmental Claim shall mean any third party (including Governmental Authorities) action, lawsuit, claim or proceeding (including claims or proceedings at common law) which seeks to impose liability for (i) noise; (ii) pollution or contamination of the air, surface water, ground water or land or the clean up of such pollution or contamination; (iii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation; (iv) exposure to Hazardous Substances; or (v) the manufacture, processing, distribution in commerce or use of Hazardous Substances. An "Environmental Claim" includes, but is not limited to, a common law action, as well as a proceeding to issue, modify or terminate an Environmental Permit.

        Environmental Liabilities includes all liabilities arising from any Environmental Claim, Environmental Permit or Requirement of Environmental Law under any theory of recovery, at law or in equity, and whether based on negligence, strict liability or otherwise, including but not limited to: remedial, removal, response, abatement, investigative, monitoring, personal injury and damage to property or injuries to persons, and any other related costs, expenses, losses, damages, penalties, fines, liabilities and obligations, and all costs and expenses necessary to cause the issuance, reissuance or renewal of any Environmental Permit including reasonable attorneys' fees and court costs.

        Environmental Permit means any permit, license, approval or other authorization under any applicable Requirements of Environmental Law.

        ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

        Event of Default shall have the meaning assigned to it in Section 9 hereof.

        Existing Letters of Credit shall mean the letters of credit described on Exhibit H hereto.

        Federal Funds Rate shall have the meaning assigned to it in the Interest Rate Agreement.

        Financing Statements shall mean all such Uniform Commercial Code financing statements as the Agent shall require, in Proper Form, duly executed by the Borrower or others to give notice of and to perfect or continue perfection of the Agent's Liens in all Collateral, as any of the foregoing may from time to time be amended, modified, supplemented or restated.

        Fixed Charge Coverage Ratio shall mean, as of the last day of any fiscal quarter, the ratio of (a) EBITDA for the Rolling Four Quarters ending on such day less cash income taxes paid during such Rolling Four Quarters plus cash income tax refunds received during such Rolling Four Quarters to (b) the Fixed Charges for such Rolling Four Quarters.

        Fixed Charges shall mean (without duplication), for any period, (a) the amounts of scheduled principal payments made or to be made during such period with respect to Borrowed Money Indebtedness (other than Capital Lease Obligations) of the applicable Person (it is agreed that such scheduled principal payments do not include any principal payments made to reduce any Revolving Loan Obligations or other revolving Indebtedness), plus (b) payments made or required to be made during such period with respect to the principal component of the Capital Lease Obligations of the applicable Person with unrelated third parties, plus (c) the amount of Interest Expense for such period, plus (d) Capital Expenditures made during such period.

        GAAP shall mean generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the September 30, 1994 audited financial statements of the Borrower delivered to the Lenders together with the notes thereto.

        Governmental Authority shall mean any foreign governmental authority, the United States of America, any State of the United States and any political subdivision of any of the foregoing, and any central bank, agency, department, commission, board, bureau, court or other tribunal having jurisdiction over the Agent, any Lender, the Borrower or any of the Borrower's Subsidiaries or their respective Property.

        Guaranties shall mean those certain Guaranties dated concurrently herewith executed by the Subsidiaries of Borrower (other than Sterling Energy, Sterling Pulp (US) and other than Canadian Subsidiaries), together with any other guaranties hereafter executed with respect to the Obligations, as any of the same may from time to time be amended, modified, restated or supplemented.

        Hazardous Substance shall mean petroleum products, and any hazardous or toxic waste or substance defined or regulated as such from time to time by any law, rule, regulation or order described in the definition of "Requirements of Environmental Law".

        Indebtedness shall mean and include (a) all items which in accordance with GAAP would be included on the liability side of a balance sheet on the date as of which Indebtedness is to be determined (excluding capital stock, surplus, surplus reserves and deferred credits); (b) all guaranties, letter of credit contingent reimbursement obligations, endorsements and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, Indebtedness of others, and (c) all Indebtedness secured by any Lien existing on any interest of the Person with respect to which Indebtedness is being determined in Property owned subject to such Lien whether or not the Indebtedness secured thereby shall have been assumed; provided, that the term "Indebtedness" shall not mean or include any Indebtedness of the type described in clause (a) of this definition in respect of which monies sufficient to pay and discharge the same in full (either on the expressed date of maturity thereof or on such earlier date as such Indebtedness may be duly called for redemption and payment) shall be deposited with a depository, agency or trustee acceptable to the Agent in trust for the payment thereof.

        Interest Expense shall mean, for any period, the sum of the interest payments by an obligor made or accrued in accordance with GAAP during such period in connection with all of its Borrowed Money Indebtedness, including the interest component of any Capital Lease Obligations.

        Interest Rate Agreement shall mean the Interest Rate Agreement attached hereto as Schedule 1, as it may from time to time be amended, modified, restated or supplemented.

        Interest Rate Risk Agreement shall mean an interest rate swap agreement, interest rate cap agreement or similar arrangement entered into between the Borrower and one or more financial institutions for the purpose of reducing Borrower's exposure to interest rate risk and not for speculative purposes, as it may from time to time be amended, modified, restated or supplemented from time to time.

        Interest Rate Risk Indebtedness shall mean all obligations and Indebtedness of the Borrower with respect to the program for the hedging of interest rate risk provided for in any Interest Rate Risk Agreement.

        Investment shall mean the purchase or other acquisition of any securities or Indebtedness of, or the making of any loan, advance, or other extension of credit or capital contribution to (by means of transfers of property or assets or otherwise) any Person.

        Issuer shall mean the issuer of a Letter of Credit under this Agreement.

        Legal Requirement shall mean any law, statute, ordinance, decree, requirement, order, judgment, rule, or regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, whether presently existing or arising in the future.

        Letter of Credit shall have the meaning assigned to such term in Section
2.2 hereof.

        Letter of Credit Liabilities shall mean, at any time and in respect of any Letter of Credit, the sum of (i) the amount available for drawings under such Letter of Credit plus (ii) the aggregate unpaid amount of all Reimbursement Obligations at the time due and payable in respect of previous drawings made under such Letter of Credit. For the purpose of determining at any time the amount described in clause (i), in the case of any Letter of Credit payable in a currency other than Dollars, such amount shall equal the Dollar Equivalent of the face amount of such Letter of Credit.

        Lien shall mean any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien of any kind, whether based on common law, constitutional provision, statute or contract to secure payment of debt or performance of an obligation.

        Loans shall mean the loans provided for by Section 2.1 hereof.

        Loan Documents shall mean, collectively, this Agreement, the Notes, the Interest Rate Agreement, all Applications, the Guaranties, the Contribution Agreement, the Security Agreements, the Notice of Entire Agreement, all instruments, certificates and agreements now or hereafter executed or delivered to the Agent or any Lender pursuant to any of the foregoing or in connection with the Obligations or any commitment regarding the Obligations, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

        Majority Lenders shall mean, at any time while no Loans are outstanding, Lenders having greater than 66-2/3% of the aggregate amount of Revolving Loan Commitments, and at any time while Loans are outstanding, Lenders having greater than 66-2/3% of the aggregate amount of Term Loans outstanding plus Revolving Loan Commitments outstanding.

        Margin Percentage shall have the meaning ascribed to such term in the Interest Rate Agreement.

        Material Adverse Effect shall mean a material adverse effect on the business, financial condition, operations or Properties of the Borrower and its Subsidiaries, taken as a whole, or on the ability of any of them to perform their respective material obligations under any Loan Document to which any of them is a party.

        Maturity Date shall mean the maturity of the Notes, April 13, 2002, as the same may hereafter be accelerated pursuant to the provisions of any of the Loan Documents.

        Maximum Revolving Loan Available Amount shall mean, at any date, an amount equal to the lesser of (i) the aggregate of the Revolving Loan Commitments or (ii) the Borrowing Base less the Dollar Equivalent of the then current unpaid principal balance of the Canadian Facility.

        Net Income shall mean, for any Person and any period, the consolidated net income of such Person for such period after taxes but before extraordinary items, determined in accordance with GAAP.

        Net Worth shall mean net worth determined in accordance with GAAP.

        Notes shall have the meaning assigned to such term in Section 2.6 hereof.

        Notice of Entire Agreement shall mean a notice of entire agreement, in Proper Form, executed by the Borrower, the Agent and each other Party, as the same may from time to time be amended, modified, supplemented or restated.

        Obligations shall mean, as at any date of determination thereof, the sum (without duplication) of the following: (i) the aggregate principal amount of Loans outstanding hereunder, plus (ii) the aggregate amount of the Letter of Credit Liabilities hereunder, plus (iii) all other liabilities, obligations and indebtedness of any Party under any Loan Document.

        Organizational Documents shall mean, with respect to a corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a partnership, the partnership agreement establishing such partnership; with respect to a joint venture, the joint venture agreement establishing such joint venture, and with respect to a trust, the instrument establishing such trust; in each case including any and all modifications thereof.

        Parties shall mean the Borrower and each of its Subsidiaries executing a Loan Document.

        Past Due Rate shall mean, on any day, a rate per annum equal to the lesser of (i) the Ceiling Rate for that day or (ii) the Base Rate (as defined in the Interest Rate Agreement) plus two percent (2%).

        PBGC shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

        Permitted Acquisitions shall mean non-hostile acquisitions of all or substantially all of the assets, or 50% or more of the voting securities, of any Person (or any division or product line of such Person), but only so long as no Default or Event of Default shall have occurred and be continuing (or would result from such acquisition).

        Permitted Dividends shall mean an amount not to exceed 50% of Net Income of the Borrower for the immediately preceding Rolling Four Quarters which may, so long as no Default or Event of Default shall have occurred and be continuing (or would result from such distribution) and so long as the Adjusted Fixed Charge Coverage Ratio for the Borrower and its Subsidiaries is not (and would not be, after giving effect to such distribution) less than 1.10 to 1.00, be distributed by the Borrower so long as the Borrower has delivered to the Agent a Compliance Certificate calculated after giving effect to the proposed distribution which indicates that such distribution complies with the terms of this Agreement.

        Permitted Investments shall mean: (a) certificates of deposit maturing within 90 days of the acquisition thereof and issued by a bank or trust company organized under the laws of the United States of America or a State thereof, having combined capital and surplus of at least $250,000,000 and which has (or which is a Subsidiary of a bank holding company which has) publicly traded debt securities rated A or higher by Standard and Poor's Corporation and A-2 or higher by Moody's Investors Service, Inc.; (b) obligations issued or guaranteed by the United States of America; (c) commercial paper with a published rating of not less than A-2 and P-2 (or the equivalent rating); (d) repurchase obligations for underlying securities of the type described in clauses (a), (b) or (c) above entered into on a fully collateralized basis with any Lender; (e) dollar denominated time deposits with, including certificates of deposit issued by, any non-United States branch or office of any Lender; (f) Permitted Acquisitions;
(g) securities (other than those securities described in clauses (a) through (e) of this definition) of money market mutual funds with net assets in excess of $100,000,000, provided that the investment amounts in securities described in this clause (g) may not exceed 5% of the issued and outstanding securities of any Person (or such lesser percentage as would constitute a controlling interest), irrespective of whether such securities having voting power or may be convertible to securities with voting power of any Person; (h) loan participations with a rating of not less than A-2 and P-2 (or the equivalent rating) by Moody's Investors Service, Inc. and Standard and Poor's Corporation, respectively; (i) money market preferred stock with a rating of not less than AAA (or the equivalent rating); (j) other investments approved by Agent in writing not exceeding, in the aggregate, $20,000,000, and (k) other investments approved by the Majority Lenders in writing.

        Person shall mean any individual, Corporation, trust, unincorporated organization, Governmental Authority or any other form of entity.

        Plan shall mean an employee pension benefit plan (as such term is defined in Section 3(2) of ERISA) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or
Section 302 of ERISA and (a) which is maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group or (b) as to which the Borrower or any member of the Controlled Group may have any liability.

        Principal Office shall mean the principal office of the Agent, presently located at 712 Main Street, Houston, Harris County, Texas 77002.

        Proper Form shall mean in form and substance reasonably satisfactory to the Agent.

        Property shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

        Quarterly Dates shall mean the first day of each April, July, October and January, provided that if any such date is not a Business Day, then the relevant Quarterly Date shall be the next succeeding Business Day.

        Quarterly Financial Statements shall mean the quarterly financial statements of a Person, including all notes thereto, which statements shall include a balance sheet as of the end of a fiscal quarter and an income statement and a statement of changes in financial position for such fiscal quarter and for the fiscal year to date, subject to normal adjustments, all setting forth in comparative form the corresponding figures for the corresponding calendar quarter of the preceding year, prepared in accordance with GAAP and certified as true and correct to the best of his knowledge by the chief financial officer or other authorized officer of such Person.

        Regulatory Change shall mean with respect to any Lender, any change after the date of this Agreement in any Legal Requirement (including, without limitation, Regulation D) or the adoption or making on or after such date of any interpretation, directive or request applying to a class of financial institutions including such Lender under any Legal Requirements (whether or not having the force of law) by any Governmental Authority.

        Reimbursement Obligations shall mean, as at any date, the obligations of the Borrower then outstanding, or which may thereafter arise, in respect of Letters of Credit under this Agreement, to reimburse the applicable Issuers for the amount paid by such Issuers in respect of any drawing under such Letters of Credit, which obligations shall at all times be payable in Dollars notwithstanding any such Letter of Credit being payable in a currency other than Dollars.

        Request for Extension of Credit shall mean a request for extension of credit duly executed by the chief executive officer, chief financial officer or treasurer of the Borrower (or other Person designated in writing by any of the foregoing to whom authority has been properly delegated), appropriately completed and substantially in the form of Exhibit A attached hereto.

        Requirements of Environmental Law shall mean all requirements imposed by any law (including for example and without limitation The Comprehensive Environmental Response, Compensation, and Liability Act), rule, regulation, or order of any federal, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority at the applicable time which relate to (i) noise; (ii) pollution, protection or clean up of the air, surface water, ground water or land; (iii) solid, gaseous or liquid waste generation, treatment, storage, disposal or transportation; (iv) exposure to Hazardous Substances; or (v) regulation of the manufacture, processing, distribution in commerce, use, discharge or storage of Hazardous Substances.

        Revolving Loan shall mean a Loan made pursuant to Section 2.1(b) hereof.

        Revolving Loan Availability Period shall mean, for each Revolving Loan Lender, the period from and including the Effective Date to (but not including) the Termination Date.

        Revolving Loan Lender shall mean each Lender with (i) prior to the Termination Date, a Revolving Loan Commitment and (ii) on and after the Termination Date, any outstanding Revolving Loan Obligations.

        Revolving Loan Commitment shall mean, as to any Lender, the obligation, if any, of such Lender to make Revolving Loans and incur Letter of Credit Liabilities in an aggregate principal amount at any one time outstanding up to (but not exceeding) the amount, if any, set forth opposite such Lender's name on the signature pages hereof under the caption "Revolving Loan Commitment", or otherwise provided for in an Assignment and Acceptance Agreement (as the same may be reduced from time to time pursuant to Section 2.3 hereof).

        Revolving Loan Commitment Percentage shall mean, as to any Revolving Loan Lender, the percentage equivalent of a fraction the numerator of which is the amount of such Lender's Revolving Loan Commitment and the denominator of which is the aggregate amount of the Revolving Loan Commitments of all Lenders.

        Revolving Loan Obligations shall mean, as at any date of determination thereof, the sum of the following (determined without duplication): (i) the aggregate principal amount of Revolving Loans outstanding hereunder plus (ii) the aggregate amount of the Letter of Credit Liabilities hereunder.

        Revolving Notes shall mean the Notes of the Borrower evidencing the Revolving Loans, in the form of Exhibit E hereto.

        Rolling Four Quarters shall mean, as of any day, the then most recently ended four (4) fiscal quarter period of the Borrower.

        Secretary's Certificate shall mean a certificate, in Proper Form, of the Secretary or an Assistant Secretary of a corporation as to (a) the resolutions of the Board of Directors of such corporation authorizing the execution, delivery and performance of the documents to be executed by such corporation;
(b) the incumbency and signatures of the officers of such corporation executing such documents on behalf of such corporation, and (c) the Organizational Documents of such corporation.

        Security Agreements shall mean, collectively, (i) the Security Agreements dated as of the Effective Date executed between the Borrower and the Agent covering the Borrower's Accounts and Inventory, the BP Lease, all of the issued and outstanding equity interests in and to Sterling Canada and certain other contract rights, and all other Property therein described, and securing the Obligations, (ii) the Security Agreement dated as of the Effective Date executed between Sterling Canada and the Agent covering 65% of the issued and outstanding equity interest in and to the Canadian Subsidiaries, (iii) the Security Agreement dated as of the Effective Date executed between the Subsidiaries of the Borrower (other than Sterling Energy, Sterling Pulp (US) and the Canadian Subsidiaries) and the Agent covering all of the Accounts and Inventory of such Subsidiaries of the Borrower, and all other Property therein described, and securing, without limitation, the Guaranties, and (iv) any and all security instruments hereafter executed by any Party in favor of the Agent, as any of them may from time to time be amended, modified, restated or supplemented.

        Sterling Canada shall mean Sterling Canada, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Borrower.

        Sterling Energy shall mean Sterling Chemicals Energy, Inc., a Delaware corporation.

        Sterling Pulp (US) shall mean Sterling Pulp Chemicals US, Inc., a Delaware corporation.

        Subordinated Debt shall mean, as of the date of determination thereof, unsecured Indebtedness with any lender for which the Borrower is directly and primarily liable, in respect of which none of its Subsidiaries is contingently or otherwise obligated, and which is subordinated to the obligations of the Borrower to pay principal of and interest (before and after bankruptcy) on the Loans, the Reimbursement Obligations and the Notes and on any Interest Rate Risk Indebtedness owed to any of the Lenders, on terms, and which contains other terms (including interest, amortization and financial covenants), in form and substance satisfactory to the Agent and the Majority Lenders.

        Subsidiary shall mean, as to a particular parent Corporation, any Corporation of which more than 50% of the indicia of equity rights (whether outstanding capital stock or otherwise) is at the time directly or indirectly owned by, such parent Corporation.

        Term Loan shall mean a Loan made pursuant to Section 2.1(a) hereof.

        Term Loan Lender shall mean each Lender with a Term Loan outstanding.

        Term Notes shall mean the Notes of the Borrower evidencing the Term Loans, in the form of Exhibit D hereto.

        Termination Date shall mean the earlier of (a) the Maturity Date or (b) the date specified by the Agent in accordance with Section 9.1 hereof.

        Texas Credit Code shall mean Title 79, Texas Revised Civil Statutes, 1925, as amended.

        Unfunded Vested Liabilities shall mean, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Borrower or any member of the Controlled Group to the PBGC or such Plan under Title IV of ERISA.

        Welfare Plan shall mean a "welfare plan," as such term is defined in
Section 3(1) of ERISA.

        2 Miscellaneous. The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement.

        2. Commitments and Loans.

        1 Loans. Each Lender severally agrees, subject to all of the terms and conditions of this Agreement (including, without limitation, Sections 5.1 and 5.2 hereof), to make Loans as follows:

        (a) Term Loans. On the Effective Date, each Term Loan Lender shall make a loan to the Borrower in the amount set forth opposite such Term Loan Lender's signature on the signature pages of this Agreement.

        (b) Revolving Loans. From time to time on or after the Effective Date and during the applicable Revolving Loan Availability Period, each Revolving Loan Lender shall make loans under this Section 2.1(b) to the Borrower in an aggregate principal amount at any one time outstanding (including its Revolving Loan Commitment Percentage of all Letter of Credit Liabilities at such time) up to but not exceeding such Lender's Revolving Loan Commitment Percentage of the Maximum Revolving Loan Available Amount (if the aggregate amount of the outstanding Revolving Loan Obligations after giving effect to a request under this Section exceeds the then current Designated Amount, the Designated Amount shall be automatically increased by the amount of such excess and the fees provided for in Section 2.4(c) hereof shall be due and payable). Subject to the conditions in this Agreement, any such Revolving Loan repaid prior to the Termination Date may be reborrowed pursuant to the terms of this Agreement; provided, that any and all such Revolving Loans shall be due and payable in full on the Termination Date. The Borrower, the Agent and the Lenders agree that Chapter 15 of the Texas Credit Code shall not apply to this Agreement, the Revolving Notes or any Revolving Loan Obligation. The aggregate of all Revolving Loans to be made by the Lenders in connection with a particular borrowing shall be equal to $1,000,000 or a multiple of $100,000 in excess of $1,000,000.

        2.2 Letters of Credit.

        (a) Letters of Credit. Subject to the terms and conditions of this Agreement, and on the condition that aggregate Letter of Credit Liabilities shall never exceed $20,000,000, the Borrower shall have the right to, in addition to Loans provided for in Section 2.1 hereof, utilize the Revolving Loan Commitments from time to time during the Revolving Loan Availability Period to obtain the issuance, increase or extension of letters of credit for the account of the Borrower or any of its Subsidiaries and on behalf of the Borrower or any of its Subsidiaries as herein provided if the Borrower shall so request in the notice referred to in Section 2.2(b)(i) hereof (such letters of credit, together with the Existing Letters of Credit, as any of them may be amended, supplemented, extended or confirmed from time to time, being herein collectively called the "Letters of Credit)". Upon the date of the issuance, increase or extension of a Letter of Credit (or, in the case of the Existing Letters of Credit, on the Effective Date), the applicable Issuer shall be deemed, without further action by any party hereto, to have sold to each Revolving Loan Lender, and each such Lender shall be deemed, without further action by any party hereto, to have purchased from such Issuer, a participation, to the extent of such Lender's Revolving Loan Commitment Percentage, in such Letter of Credit and the related Letter of Credit Liabilities. No Letter of Credit issued, increased or extended pursuant to this Agreement shall, unless approved by the Lenders in writing, have an expiration date later than one year from date of issuance (or, if extendable beyond such one year period, shall be cancelable upon notice given by the Issuer to the beneficiary of such Letter of Credit at least 30 days before the automatic extension of such Letter of Credit). No Letter of Credit shall have an expiration date after the end of the Revolving Loan Availability Period unless the Lenders shall have approved the same in writing. TCB agrees that it shall be the Issuer of each Letter of Credit where so designated by the Borrower; provided that the current issuers of the Existing Letters of Credit shall continue as the Issuer with respect thereto and provided, further, that the Borrower may, at its option (and with the approval of the applicable Lender), designate any other Lender to be the Issuer in respect of any Letter of Credit.

        (b) Additional Provisions. The following additional provisions shall apply to each Letter of Credit:

                (i) The Borrower shall give the Agent notice requesting each issuance, increase or extension of a Letter of Credit hereunder as provided in
Section 4.3 hereof and shall furnish such additional information regarding such transaction as the Agent may reasonably request. Upon receipt of such notice, the Agent shall promptly notify the Issuer and each other Revolving Loan Lender of the contents thereof and of such Lender's Revolving Loan Commitment Percentage of the amount of such proposed Letter of Credit.

                (ii) No Letter of Credit may be issued, increased or extended if after giving effect thereto the sum of (A) the aggregate outstanding principal amount of Revolving Loans plus (B) the aggregate Letter of Credit Liabilities would exceed the Maximum Revolving Loan Available Amount. On each day during the period commencing with the issuance, increase or extension of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Revolving Loan Commitment of each Revolving Loan Lender shall be deemed to be utilized for all purposes hereof in an amount equal to such Lender's Revolving Loan Commitment Percentage of the sum of the amount then available for drawings under such Letter of Credit plus any unpaid and outstanding Reimbursement Obligations relating to Letters of Credit which have already been drawn against.

                (iii) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment thereunder, Issuer shall promptly notify the Agent and, thereafter, the Agent shall promptly notify the Borrower and each Lender as to the amount to be paid as a result of such demand and the payment date. If at any time any Issuer shall have made a payment to a beneficiary of a Letter of Credit in respect of a drawing or in respect of an acceptance created in connection with a drawing under such Letter of Credit, each Revolving Loan Lender will pay to the Agent, for the account of the Issuer, immediately upon demand by such Issuer at any time during the period commencing after such payment until reimbursement thereof in full by the Borrower, an amount equal to such Lender's Revolving Loan Commitment Percentage of such payment, together with interest on such amount for each day from the date of demand for such payment (or, if such demand is made after 11:00 a.m. Houston time on such date, from the next succeeding Business Day) to the date of payment by such Lender of such amount at a rate of interest per annum equal to the Federal Funds Rate for such period.

                (iv) The Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse the Issuer, by payment to the Agent for the account of the Issuer, for any amount paid by any Issuer upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind, all of which are hereby waived. Such reimbursement may, subject to satisfaction of the conditions in Sections 5.1 and 5.2 hereof and to the Maximum Revolving Loan Available Amount (after adjustment in the same to reflect the elimination of the corresponding Letter of Credit Liability), be made by the borrowing of Revolving Loans. Agent will pay to each Revolving Loan Lender such Lender's Revolving Loan Commitment Percentage of all amounts received from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Lender has made payment to Agent in respect of such Letter of Credit pursuant to clause (iii) above.

                (v) The Borrower will pay to the Agent at the Principal Office for the account of each Revolving Loan Lender a letter of credit fee with respect to each Letter of Credit equal to the greater of (x) $500 or (y) an amount, calculated on the basis of the actual number of days elapsed in a year composed of 360 days and on the basis of the face amount of such Letter of Credit available for drawings under such Letter of Credit from time to time, in each case for the period from and including the date of issuance, increase or extension of such Letter of Credit to and including the date of expiration or termination thereof at the Margin Percentage (on a per annum basis) from time to time in effect applicable to Eurodollar Rate Borrowings (as defined in the Interest Rate Agreement) under Revolving Notes, such fee to be due and payable in arrears on (A) each Interest Payment Date applicable to Base Rate Borrowings which occurs after the date of issuance, increase or extension thereof and prior to the expiration or termination of such Letter of Credit, and (B) on the date of expiration or termination of such Letter of Credit. The Agent will pay to each Revolving Loan Lender, promptly after receiving any payment in respect of letter of credit fees referred to in this clause (v), an amount equal to the product of such Lender's Revolving Loan Commitment Percentage times the amount of such fees. The Borrower will also pay to the Agent at the Principal Office for the account of the Issuer alone an amount, calculated on the basis of the daily average amount available for drawings under the applicable Letter of Credit from and including the date of issuance, increase or extension of such Letter of Credit to and including the date of expiration or termination thereof at 0.1875% (on a per annum basis), such fee to be due and payable in advance on the date of issuance, increase or extension of the applicable Letter of Credit. All fees relating to the Existing Letters of Credit for any period prior to the Effective Date shall be paid in full on the Effective Date.

                (vi) The issuance, increase or extension by the applicable Issuer of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 5 hereof, be subject to the conditions precedent (A) that such Letter of Credit shall be in such form and contain such terms as shall be reasonably satisfactory to the Agent, and (B) that the Borrower shall have executed and delivered such Applications and other instruments and agreements relating to such Letter of Credit as the Agent or the Issuer shall have reasonably requested and are not inconsistent with the terms of this Agreement. In the event of a conflict between the terms of this Agreement and the terms of any Application (including the charging of any fees other than normal and customary reimbursable expenses), the terms hereof shall control.

                (vii) If the Agent fails to send to any Lender its portion of any payment of Reimbursement Obligations in respect of any Letter of Credit or letter of credit fees, to the extent timely received by the Agent, by the close of business on the day such payment was received, the Agent shall pay to such Lender interest on its portion of such payment from the day such payment was timely received by the Agent until the date such Lender's portion of such payment is sent to such Lender, at the Federal Funds Rate.

        (c) Indemnification; Release. The Borrower hereby indemnifies and holds harmless the Agent, each Revolving Loan Lender and each Issuer from and against any and all claims and damages, losses, liabilities, costs or expenses which the Agent, such Lender or such Issuer may incur (or which may be claimed against the Agent, such Lender or such Issuer by any Person whatsoever), REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES, in connection with the execution and delivery of any Letter of Credit or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrower shall not be required to indemnify any party seeking indemnification for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the party seeking indemnification, or (ii) the failure by the party seeking indemnification to pay under any Letter of Credit after the presentation to it of a request required to be paid under applicable law. The Borrower hereby releases, waives and discharges the Agent, each Revolving Loan Lender and each Issuer from any claims, causes of action, damages, losses, liabilities, costs or expenses which the Agent, such Lender or such Issuer, as the case may be, may incur, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES, by reason of or in connection with the failure of any other Revolving Loan Lender to fulfill or comply with its obligations to the Agent, such Lender or such Issuer, as the case may be, hereunder (but nothing herein contained shall affect any rights the Borrower may have against such defaulting Lender). Nothing in this Section 2.2(c) is intended to limit the obligations of the Borrower under any other provision of this Agreement.

        (d) Additional Costs in Respect of Letters of Credit. If as a result of any Regulatory Change there shall be imposed, modified or deemed applicable any tax, reserve, special deposit or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder or participations in such Letters of Credit, and the result shall be to increase the cost to any Revolving Loan Lender of issuing or maintaining any Letter of Credit or any participation therein, or reduce any amount receivable by any Revolving Loan Lender hereunder in respect of any Letter of Credit or any participation therein (which increase in cost, or reduction in amount receivable, shall be the result of such Lender's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then such Lender shall notify the Borrower through the Agent, and upon demand therefor by such Lender through the Agent, the Borrower shall pay to such Lender, from time to time as specified by such Lender, within fifteen (15) days after request therefor, such additional amounts as shall be sufficient to compensate such Lender for such increased costs or reductions in amount; provided that the Borrower shall not be obligated to compensate any Lender for any such costs or reductions which relate to a period more than seventy-five (75) days prior to such request. A statement as to such increased costs or reductions in amount incurred by such Lender, submitted by such Lender to the Borrower, shall be conclusive as to the amount thereof, absent manifest error, and may be computed using any reasonable averaging and attribution method. Each Lender will notify the Borrower through the Agent of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and (if so requested by the Borrower through the Agent) will designate a different lending office of such Lender for the issuance or maintenance of Letters of Credit by such Lender or will take such other action as the Borrower may reasonably request if such designation or action is consistent with the internal policy of such Lender and legal and regulatory restrictions, will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender (provided that such Lender shall have no obligation so to designate a different lending office which is not located in the United States of America).

        2.3 Terminations or Reductions of Revolving Loan Commitments.

        (a) Mandatory. On the Termination Date, all Revolving Loan Commitments shall be terminated in their entirety.

        (b) Optional. The Borrower shall have the right to terminate or reduce the unused portion of the Revolving Loan Commitments at any time or from time to time, provided that (i) the Borrower shall give notice of each such termination or reduction to the Agent as provided in Section 4.3 hereof and (ii) each such partial reduction shall be in an aggregate amount of at least $5,000,000.

        (c) No Reinstatement. Any termination or reduction of the Revolving Loan Commitments may not be reinstated without the written approval of the Agent and the Lenders.

        2.4 Fees.

        (a) The Borrower shall pay to the Agent for the account of each Revolving Loan Lender revolving loan commitment fees with respect to such Revolving Loan Lender's pro rata share of the unused Designated Amount for the period from the Effective Date to and including the Termination Date at a rate per annum equal to the Commitment Fee Percentage from time to time in effect. Such revolving loan commitment fees shall be computed (on the basis of the actual number of days elapsed in a year composed of 360 days) on each day and shall be based on the excess of (x) such Revolving Loan Lender's pro rata share of the Designated Amount for such day over (y) the sum of (i) the aggregate unpaid principal balance of such Revolving Loan Lender's Revolving Note on such day plus (ii) such Revolving Loan Lender's pro rata share of the aggregate Letter of Credit Liabilities for such day. Accrued revolving loan commitment fees payable under this provision shall be payable on the Quarterly Dates prior to the Termination Date and on the Termination Date.

        (b) The Borrower shall pay to the Agent for the account of each Revolving Loan Lender revolving loan commitment fees with respect to the Revolving Loan Commitments in excess of the Designated Amount for the period from the Effective Date to and including the Termination Date at a rate equal to one half (1/2) of the Commitment Fee Percentage from time to time in effect. Such Revolving Loan Commitment Fees shall be computed (on the basis of the actual number of days elapsed in a year composed of 360 days) on each day and shall be based on the excess of (x) the amount of each Revolving Loan Lender's Revolving Loan Commitment for such day (without regard to any limitation based on the Borrowing Base or the Designated Amount) over (y) such Revolving Loan Lender's pro rata share of the Designated Amount for such day. Accrued revolving loan commitment fees payable under this provision shall be payable on the Quarterly Dates prior to the Termination Date and on the Termination Date.

        (c) An additional revolving loan commitment fee shall be due and payable effective upon any designation of an increase in the Designated Amount. Such additional commitment fee shall be calculated at a rate equal to one-half (1/2) of the Commitment Fee Percentage from time to time in effect and shall be computed on the amount of such increase for the period commencing on the most recently occurring Quarterly Date through the date of such increase.

        (d) All past due fees payable under this Section shall bear interest at the Past Due Rate.

        2.5 Several Obligations. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither the Agent nor any Lender shall be responsible or liable for the failure of any other Lender to make a Loan to be made by such other Lender or to participate in, or co-issue, any Letter of Credit. Notwithstanding anything contained herein to the contrary, if a Revolving Loan Lender fails to make a Revolving Loan as and when required hereunder, then upon each subsequent event which would otherwise result in funds being paid to the defaulting Lender, the amount which would have been paid to the defaulting Lender shall be divided among the non-defaulting Lenders ratably according to their respective Revolving Loan Commitment Percentages until the Revolving Loan Obligations of each Revolving Loan Lender (including the defaulting Lender) are equal to such Lender's Revolving Loan Commitment Percentage of the total Revolving Loan Obligations (nothing in this Section shall result in any additional liability on the Borrower and each Lender agrees to make such adjustments on the terms and provisions of its Note as may be required to address the results of this Section).

        2.6 Notes. The Loans made by each Lender shall be evidenced by a single Term Note or Revolving Note, as the case may be, of the Borrower (each, together with all renewals, extensions, modifications and replacements thereof and substitutions therefor, a "Note," collectively, the "Notes") in substantially the form of, respectively, Exhibit D or E hereto, as the case may be, payable to the order of such Lender in a principal amount equal to (i) in the case of a Term Note, the aggregate outstanding principal amount of the Term Loan of such Lender and (ii) in the case of a Revolving Note, the Revolving Loan Commitment of such Lender, and otherwise duly completed. Each Lender is hereby authorized by the Borrower to endorse on the schedule (or a continuation thereof) that may be attached to each Note of such Lender, to the extent applicable, the date, amount, type of and the applicable period of interest for each Loan made by such Lender to the Borrower hereunder, and the amount of each payment or prepayment of principal of such Loan received by such Lender, provided, that any failure by such Lender to make any such endorsement (or any error in such endorsement) shall not affect the obligations of the Borrower under such Note or hereunder in respect of such Loan.

        2.7 Use of Proceeds. The proceeds of the Loans shall be used by the Borrower to refinance existing indebtedness of the Borrower and its Subsidiaries, to pay certain fees and expenses related to the closing of this facility and to fund ongoing working capital and other general corporate requirements of the Borrower and its Subsidiaries. No proceeds of the Loans will be used for any purpose which would violate any applicable Legal Requirement.

        2.8 Designated Amount. The Borrower may from time to time designate a maximum aggregate principal amount of Revolving Loans permitted to be outstanding hereunder for a specified period (such amount being herein called the "Designated Amount"). The Designated Amount shall never be less than $100,000,000. In the absence of a specific designation of another Designated Amount hereunder, the Designated Amount shall equal the Maximum Revolving Loan Available Amount. The Designated Amount may be increased at any time but no decreases of a Designated Amount shall become effective on a date other than a Quarterly Date and no designation of a Designated Amount may terminate on a date which is not a day immediately preceding a Quarterly Date. Written notice of the designation of a Designated Amount must be given to the Agent by the Borrower no later than two (2) Business Days prior to the effective date thereof.

        3. Borrowings, Payments and Prepayments.

        3.1 Borrowings. The Borrower shall give the Agent notice of each borrowing to be made hereunder as provided in Section 4.3 hereof. Not later than 12:00 noon Houston time on the date specified for each such borrowing hereunder, each Lender shall make available the amount of the Loan, if any, to be made by it on such date to the Agent, at its Principal Office, in immediately available funds, for the account of the Borrower. Such amounts received by the Agent will be held in an account maintained by the Borrower with the Agent. The amounts so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by wiring or otherwise transferring, in immediately available funds, such amount to an account designated by the Borrower and maintained with Agent in Houston, Texas.

        3.2 Payments; Prepayments.

        (a) Optional Prepayments. Subject to the terms of the Interest Rate Agreement, the Borrower shall have the right to prepay, on any Business Day, in whole or in part, without the payment of any penalty or fee, Loans at any time or from time to time, provided that the Borrower shall give the Agent notice of each such prepayment as provided in Section 4.3 hereof. Each optional prepayment on a Loan shall be in an amount at least equal to the lesser of $1,000,000 or the unpaid principal balance of the Note evidencing such Loan.

        (b) Maximum Revolving Loan Available Amount. The Borrower shall from time to time, within ten (10) days after demand by the Agent (which demand Agent may make at its option and shall make if directed to do so by the Majority Lenders), prepay the Revolving Loans (or provide Cover for Letter of Credit Liabilities) in such amounts as shall be necessary so that at all times the aggregate outstanding amount of all Revolving Loan Obligations shall be less than or equal to the Maximum Revolving Loan Available Amount.

        (c) Application of Prepayments on Term Loans. Any prepayments made on the Term Loans will be applied either to scheduled principal installments on the Term Loans in inverse order of their maturities or pro rata among all the scheduled principal installments on the Term Loans, at the election of the Borrower.

        (d) Term Loan Amortization. The principal of each Term Note shall be due and payable in quarterly installments due on each Quarterly Date, beginning on July 1, 1995, equal to the applicable Term Loan Lender's pro rata share of the Term Loans times $4,464,285.71. On the Maturity Date, the entire unpaid principal balance of each Term Note and all accrued and unpaid interest on the unpaid principal balance of each Term Note shall be finally due and payable.

        (e) Interest Payments. Accrued and unpaid interest on the unpaid principal balance of the Notes shall be due and payable on the Interest Payment Dates (as defined in the Interest Rate Agreement).

        (f) Payments; Interest Rate Agreement. The Borrower shall pay all amounts required to be paid under the Interest Rate Agreement, the Notes and the other Loan Documents as and when due.

        (g) Payments and Interest on Reimbursement Obligations. The Borrower will pay to the Agent for the account of each Revolving Loan Lender the amount of each Reimbursement Obligation promptly upon its incurrence. The amount of any Reimbursement Obligation may, if the applicable conditions precedent specified in Section 5.2 hereof have been satisfied or waived, be paid with the proceeds of Revolving Loans. Subject to Section 11.7 hereof, the Borrower will pay to the Agent for the account of each Revolving Loan Lender interest at the applicable Past Due Rate on any Reimbursement Obligation and on any other amount payable by the Borrower hereunder to or for the account of such Lender (but, if such amount is interest, only to the extent legally allowed), which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until the same is paid in full.

        4. Payments; Pro Rata Treatment; Computations, Etc.

        4.1 Payments.

        (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be paid by the Borrower hereunder, under the Notes and under the other Loan Documents shall be made in Dollars, in immediately available funds, to the Agent at the Principal Office (or in the case of a successor Agent, at the principal office of such successor Agent in the United States), not later than 11:00 a.m. Houston time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

        (b) The Borrower shall, at the time of making each payment hereunder, under any Note or under any other Loan Document, specify to the Agent the Loans or other amounts payable by the

Borrower hereunder or thereunder to which such payment is to be applied. Each payment received by the Agent hereunder, under any Note or under any other Loan Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds. If the Agent fails to send to any Lender its portion of any payment, to the extent timely received by the Agent, by the close of business on the day such payment was received, the Agent shall pay to such Lender interest on its portion of such payment from the day such payment was timely received by the Agent until the date such Lender's portion of such payment is sent to such Lender, at the Federal Funds Rate.

        (c) If the due date of any payment hereunder or under any Note falls on a day which is not a Business Day, the due date for such payments (except as otherwise provided in the Interest Rate Agreement) shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

         4.2 Pro Rata Treatment. Except to the extent otherwise provided herein:
(a) each borrowing from the Lenders under Section 2.1 hereof shall be made (x) in the case of Term Loans, ratably from the Term Loan Lenders and (y) in the case of Revolving Loans, ratably from the Revolving Loan Lenders, in each case on the basis of their respective Term Loan or Revolving Loan Commitments, as the case may be; (b) each payment of commitment fees shall be made for the account of the Revolving Loan Lenders, and each termination or reduction of the Revolving Loan Commitments of the Lenders under Section 2.3 hereof shall be applied, pro rata, according to the Revolving Loan Lenders' respective Revolving Loan Commitments and (c) each payment by the Borrower of principal of or interest on the Term Loans or Revolving Loans, as the case may be, shall be made to the Agent for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of such Term Loans or Revolving Loans, as the case may be, held by the Lenders.

        4.3 Certain Actions, Notices, Etc. Notices to the Agent of any termination or reduction of Revolving Loan Commitments and of borrowings and prepayments of Loans and requests for issuances of Letters of Credit shall be irrevocable and shall be effective only if received by the Agent not later than 11:00 a.m. Houston time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, prepayment and/or issuance specified below:

                                                Number of
    Notice                                  Business Days Prior

    Termination or
    Reduction of Revolving
    Loan Commitments                                       5

    Borrowing at the Base Rate                     same day
    (as defined in the Interest
    Rate Agreement)

    Borrowing at the Eurodollar         3 Eurodollar Business Days (as
    Rate (as defined in the              defined in the Interest Rate
    Interest Rate Agreement)                     Agreement)

    Letter of Credit issuance                              3

    Revolving Loan repayment                         same day

    Optional prepayment of
    Term Loan                                               1


Each such notice of termination or reduction shall specify the amount of the applicable Revolving Loan Commitment to be terminated or reduced. Each such notice of borrowing or prepayment shall specify the amount of the Loans to be borrowed or prepaid and the date of borrowing or prepayment (which shall be a Business Day). The Agent shall promptly notify the affected Lenders of the contents of each such notice.

        4.4 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or the Borrower (the "Payor") prior to the date on which such Lender is to make payment to the Agent of the proceeds of a Loan (or funding of a drawing under a Letter of Credit or reimbursement with respect to any drawing under a Letter of Credit) to be made by it hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment (or, if such recipient is the beneficiary of a Letter of Credit, the Borrower and, if the Borrower fails to pay the amount thereof to the Agent forthwith upon demand, the Lenders ratably in proportion to their respective

Revolving Loan Commitment Percentages) shall, on demand, pay to the Agent the amount made available by the Agent together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period or (if the recipient is the Borrower) the Base Rate (as defined in the Interest Rate Agreement).

        4.5 Sharing of Payments, Etc. If a Lender shall obtain payment of any principal of or interest on any Loan made by it under this Agreement, on any Reimbursement Obligation or on other Obligation then due to such Lender hereunder, through the exercise of any right of set-off (including, without limitation, any right of setoff or lien granted under Section 9.2 hereof), banker's or other lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Lenders participations in the Loans made, Reimbursement Obligations or other Obligations held, by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Obligations then due to each of them. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Loans made, Reimbursement Obligations or other Obligations held, by other Lenders may exercise all rights of set-off, bankers' or other lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans, Reimbursement Obligations or other Obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

        5. Conditions Precedent.

        5.1 Initial Loans and Letters of Credit. The obligation of each Lender or TCB to make its initial Loans or issue, increase or extend or participate in a Letter of Credit (if such Letter of Credit is issued prior to the funding of the initial Loans) hereunder is subject to the following conditions precedent, each of which shall have been fulfilled or waived to the satisfaction of the
Agent:

        (1) Corporate Action and Status. The Agent shall have received a Secretary's Certificate from the Borrower and each of its Subsidiaries signing a Loan Document, which shall be accompanied by copies of the Organizational Documents of the Borrower and each of its Subsidiaries, copies of the bylaws of the Borrower and each of its Subsidiaries and such certificates as may be appropriate to demonstrate the qualification and good standing of and payment of taxes by the Borrower and each of its Subsidiaries in each state where the failure in which to qualify would have a Material Adverse Effect. The Agent and each Lender may conclusively rely on such certificates until they receive notice in writing from the Borrower or the appropriate Party to the contrary.

        (2) Notes. The Agent shall have received the appropriate Notes of the Borrower for each Lender, duly completed and executed.

        (3) Loan Documents. The Borrower and each other Party shall have duly executed and delivered the Loan Documents to which it is a party (in such number of copies as the Agent shall have requested) and each such Loan Document shall be in form satisfactory to Agent. Each such Loan Document shall be in substantially the form furnished to the Lenders prior to their execution of this Agreement.

        (4) Security Matters. All such action as the Agent shall have requested to perfect the Liens created pursuant to the Security Agreements shall have been taken, including, without limitation, the delivery to the Agent of all property with respect to which possession is necessary for the purpose of perfecting such Liens and, with respect to collateral covered by the Security Agreements, stock powers executed in blank by the Person in whose name the applicable stock certificate is issued, together with the delivery of appropriately completed and duly executed Uniform Commercial Code financing statements with appropriate Governmental Authorities. The Agent shall also have received evidence satisfactory to it that the Liens created by the Security Agreements constitute first priority Liens, except for the exceptions expressly provided for herein, including, without limitation, Uniform Commercial Code search reports, satisfactory title evidence in form and substance acceptable to the Agent, and executed releases of any prior Liens (except as permitted by Section 8.2). Notwithstanding the foregoing, the Borrower shall have up to sixty (60) days after the Effective Date in which to obtain releases of the Liens securing Borrowed Money Indebtedness which is to be paid concurrently with the closing hereof covering Property located in Canada.

        (5) Fees and Expenses. The Borrower shall have paid to the Agent all unpaid fees in the amounts previously agreed upon in writing between the Borrower and the Agent; and shall have in addition paid to the Agent all amounts payable under Section 11.3 hereof, on or before the date of this Agreement.

        (6) Insurance. The Borrower shall have delivered to the Agent certificates of insurance satisfactory to the Agent evidencing the existence of all insurance required to be maintained by the Borrower by this Agreement and the Security Agreements.

        (7) Opinion of Counsel. The Agent shall have received an opinion of Bracewell & Patterson, L.L.P., counsel to the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Agent.

        (8) Consents. The Agent shall have received evidence satisfactory to it that all material consents of each Governmental Authority and of each other Person, if any, reasonably required in connection with (a) the Loans and the Letters of Credit and (b) the execution, delivery and performance of this Agreement and the other Loan Documents have been satisfactorily obtained. Notwithstanding the foregoing, the Borrower shall have up to sixty (60) days after the Effective Date in which to obtain consent by BP Chemicals, Inc. to the collateral assignment of the BP Lease.

        (9)     BP Lease.  The Agent shall have received a copy of the BP Lease.

        (10) Other Documents. The Agent shall have received such other documents consistent with the terms of this Agreement and relating to the transactions contemplated hereby as the Agent may reasonably request.

        5.2 All Loans and Letters of Credit. The obligation of each Lender to make any Loan to be made by it hereunder or to issue, increase or extend or participate in any Letter of Credit is subject to (a) the accuracy, in all material respects, on the date of such Loan or such issuance or participation of all representations and warranties of the Borrower and any other Party contained in this Agreement and the other Loan Documents; (b) receipt by the Agent of the following, all of which shall be duly executed and in Proper Form: (1) a Request for Extension of Credit as to the Loan or the Letter of Credit, as the case may be, no later than 11:00 a.m. Houston time on the Business Day on which such Request for Extension of Credit must be given under Section 4.3 hereof, (2) in the case of a Letter of Credit, an Application, and (3) such other documents as the Agent or any Lender may reasonably require; (c) prior to the making of such Loan or the issuance of such Letter of Credit, there shall have occurred no event which has had or could reasonably be expected to have a Material Adverse Effect; (d) no Default or Event of Default shall have occurred and be continuing and shall not occur as a result of the making of such Loan or the issuance of (or participation in) such Letter of Credit, and (e) the making of such Loan or the issuance of (or participation in) such Letter of Credit shall not be illegal or prohibited by any Legal Requirement.

        6. Representations and Warranties.

        The Borrower represents and warrants to the Lenders and the Agent as follows:

        6.1 Organization. The Borrower and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the State or Province of its organization; (b) has all necessary corporate power and authority to conduct its business as presently conducted, and (c) is duly qualified to do business and in good standing in the State or Province of its organization and in all jurisdictions in which the failure to so qualify would have a Material Adverse Effect.

        6.2 Financial Statements. The Borrower has furnished to the Agent the Annual Audited Financial Statements of the Borrower as at September 30, 1994, which fairly present, the financial condition and the results of operations of the Borrower as at such date. No events, conditions or circumstances have occurred from the date that the financial statements were delivered to the Agent through the date hereof which would cause said financial statements to be misleading in any material respect. There are no material instruments or liabilities which should be reflected in such financial statements provided to the Agent which are not so reflected. Since September 30, 1994, no event has occurred which has had (or could reasonably be expected to have) a Material Adverse Effect.

        6.3 Enforceable Obligations; Authorization. The Loan Documents are legal, valid and binding obligations of the Parties, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other similar laws and judicial decisions affecting creditors' rights generally and by general equitable principles. The execution, delivery and performance of the Loan Documents (a) have all been duly authorized by all necessary corporate action; (b) are within the corporate power and authority of the Parties; (c) do not and will not contravene or violate any Legal Requirement applicable to the Parties or the Organizational Documents of the Parties, the contravention or violation of which could have a Material Adverse Effect on the business, condition (financial or otherwise), operations or Properties of the Borrower or any other Party; (d) do not and will not result in the breach of, or constitute a default under, any agreement or instrument by which the Parties or any of their respective Property may be bound or affected which breach or default could reasonably be expected to cause a Material Adverse Effect, and (e) do not and will not result in the creation of any Lien upon any Property of any of the Parties, except in favor of the Agent or as expressly contemplated therein. All necessary permits, registrations and consents for such making and performance have been obtained. Except as otherwise expressly stated in the Security Agreements, the Liens created under the Security Agreements constitute valid and perfected first and prior Liens on the Property described therein, subject to no other Liens whatsoever.

        6.4 Other Borrowed Money Indebtedness. Neither the Borrower nor any of its Subsidiaries is in default in the payment of any other Borrowed Money Indebtedness or under any agreement, mortgage, deed of trust, security agreement or lease to which it is a party and which default could reasonably be expected to cause a Material Adverse Effect.

        6.5 Litigation. There is no litigation or administrative proceeding pending or, to the knowledge of the Borrower, threatened against, nor any outstanding judgment, order or decree affecting, the Borrower or any of its Subsidiaries before or by any Governmental Authority which could reasonably be expected to cause a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is in default with respect to any judgment, order or decree of any Governmental Authority where such default would have a Material Adverse Effect.

        6.6 Taxes. The Borrower and its Subsidiaries each has filed all tax returns required to have been filed and paid all taxes shown thereon to be due, except those for which extensions have been obtained and those which are being contested in good faith as provided in Section 7.1(a) hereof.

        6.7 Regulations G, U and X. None of the proceeds of any Obligation will be used for the purpose of purchasing or carrying directly or indirectly any margin stock or for any other purpose would constitute this transaction a "purpose credit" within the meaning of Regulation G, U and X of the Board of Governors of the Federal Reserve System, as either of them may be amended from time to time.

        6.8 Subsidiaries. The Borrower has no Subsidiaries except as set forth on Exhibit C attached hereto or those formed in compliance with Section 8.9 hereof.

        6.9 No Untrue or Misleading Statements. No document, instrument or other writing furnished to the Lenders by or on behalf of the Borrower or any other Party in connection with the transactions contemplated in any Loan Document, taken as a whole, contains any untrue material statement of fact or omits to state any such fact (of which the Borrower or any other Party has knowledge) necessary to make the representations, warranties and other statements contained herein or in such other document, instrument or writing not misleading.

        6.10 ERISA. The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA (other than to make contributions in the ordinary course) and no contribution failure has occurred with respect to any Plan sufficient to give rise to the Lien under Section 302(f) of ERISA, in each case which could reasonably be expected to have a Material Adverse Effect. Except as described in Schedule 6.10, neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan other than liability for continuation coverage described in Section 602 of ERISA which could reasonably be expected to have a Material Adverse Effect.

        6.11 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended, or, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company, within the meaning of said Act.

        6.12 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is an "affiliate" or a "subsidiary company" of a "public utility company," or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

        6.13 Solvency. Neither the Borrower, nor the Borrower and its Subsidiaries, on a consolidated basis, is "insolvent," as such term is used and defined in (i) the Bankruptcy Code and (ii) the Texas Uniform Fraudulent Transfer Act, Tex. Bus. & Com. Code Ann. (s) 24.001 et seq., as amended from time to time.

        6.14 Compliance. The Borrower and its Subsidiaries are each in compliance with all Legal Requirements applicable to it, except to the extent that the failure to comply therewith could not reasonably be expected to cause a Material Adverse Effect.

        6.15 Environmental Matters. The Borrower and its Subsidiaries have obtained and maintained in effect all Environmental Permits (or the applicable Person has initiated the necessary steps to transfer the Environmental Permits into its name or obtain such permits), the failure to obtain which could reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries and their Properties, business and operations have been and are in compliance with all applicable Requirements of Environmental Law and Environmental Permits failure to comply with which could reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries and their Properties, business and operations are not subject to any (A) Environmental Claims or (B) Environmental Liabilities, in either case direct or contingent, arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date hereof which could reasonably be expected to have a Material Adverse Effect. None of the Borrower or any of its Subsidiaries has received any notice of any violation or alleged violation of any Requirements of Environmental Law or Environmental Permit or any Environmental Claim in connection with its Properties, liabilities, condition (financial or otherwise), business or operations which could reasonably be expected to have a Material Adverse Effect. The Borrower does not know of any event or condition with respect to currently (as of the date this representation is provided) enacted Requirements of Environmental Laws presently scheduled to become effective in the future with respect to any of its Properties or the Properties of any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, for which the Borrower or the applicable Subsidiary of the Borrower has not made good faith provisions in its business plan and projections of financial performance.

        7. Affirmative Covenants.

        The Borrower covenants and agrees with the Agent and the Lenders that prior to the termination of this Agreement it will do, and cause each of its Subsidiaries to do, and if necessary cause to be done, each and all of the following:

        7.1 Taxes, Existence, Regulations, Property, Etc. At all times (a) pay, prior to the date when penalties attach with respect thereto, all taxes and governmental charges of every kind upon it or against its income, profits or Property, unless and only to the extent that the same shall be contested diligently in good faith and reserves deemed adequate by the independent certified public accounting firm used by the Borrower to prepare the Borrower's Annual Audited Financial Statements have been established therefor; (b) do all things necessary to preserve its corporate existence, qualifications, rights and franchises in all States where such failure to qualify would have a Material Adverse Effect; (c) comply with all applicable Legal Requirements (including without limitation Requirements of Environmental Law) in respect of the conduct of its business and the ownership of its Property, the noncompliance with which could reasonably be expected to cause a Material Adverse Effect; and (d) cause its Property to be protected, maintained and kept in good repair and make all replacements and additions to its Property as may be reasonably necessary to conduct its business properly and efficiently.

        7.2 Financial Statements and Information. Furnish to the Agent and, in each case other than the monthly management report described in clause (e) below, the Lenders one copy of each of the following: (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, beginning with the fiscal year 1995, Annual Audited Financial Statements of the Borrower; (b) as soon as available and in any event within 45 days after the end of each calendar quarter of each fiscal year of the Borrower, Quarterly Financial Statements of the Borrower and its Subsidiaries; (c) concurrently with the financial statements provided for in Subsections 7.2(a) and (b) hereof, such schedules, computations and other information, in reasonable detail, as may be required by the Agent to demonstrate compliance with the covenants set forth herein or reflecting any non-compliance therewith as of the applicable date, all certified and signed by the president or chief financial officer of the Borrower (or other authorized officer approved by the Agent) as true, correct and complete and, commencing with the quarterly financial statement prepared as of June 30, 1995, a compliance certificate ("Compliance Certificate") in the form of Exhibit G hereto, duly executed by such authorized officer; (d) (1) as of the Effective Date and (2) within 30 days after the end of each calendar month, a Borrowing Base Certificate as at the Effective Date or the last day of such calendar month or the date of such receipt, as the case may be, together with such supporting information as the Agent may reasonably request; (e) within 30 days after the end of each calendar month of each fiscal year of the Borrower, a management report with respect to sales and operating revenues and costs of manufacturing and related information in such detail as such management report is prepared for the use of the management of the Borrower (promptly upon receipt of each such report, Agent shall forward copies thereof to each Lender);
(f) from time to time, at any time upon the request of the Agent, but at the cost of the Borrower, a report of an independent collateral field examiner approved by the Agent in writing and reasonably acceptable to the Borrower (which may be, or be affiliated with, the Agent or one of the Lenders) with respect to the Accounts and Inventory components included in the Borrowing Base (provided, however, that so long as no Event of Default has occurred and is continuing, the Agent shall not require such a report more than once per calendar year); (g) by October 31 of each year, the financial projections of income and cash flow of the Borrower for each month of the fiscal year of the Borrower which begins on the October 1 immediately preceding such October 31, and (h) such other information relating to the condition (financial or otherwise), operations, prospects or business of any of the Borrower and its Subsidiaries as from time to time may be reasonably requested by the Agent.

        7.3 Financial Tests. The Borrower, on a consolidated basis, will have:

                (a) Debt to EBITDA Ratio - as of the last day of each fiscal quarter, a Debt to EBITDA Ratio of not greater than 4.00 to 1.00.

                (b) Fixed Charge Coverage Ratio - as of the last day of each fiscal quarter, a Fixed Charge Coverage Ratio of not less than 1.25 to 1.00.

                (c) Adjusted Fixed Charge Coverage Ratio - as of the date of any proposed dividend which is subject to the Adjusted Fixed Charge Coverage Ratio (and after giving effect to such dividend), an Adjusted Fixed Charge Coverage Ratio of not less than 1.10 to 1.00.

                (d) Net Worth - Net Worth of not less than (1) at all times during the period commencing on the Effective Date through and including June 30, 1995, $106,000,000 plus 50% of the Net Income of the Borrower (if positive) for the fiscal quarter beginning on January 1, 1995 and ending on March 31, 1995 and (2) at all times during each fiscal quarter after June 30, 1995, the minimum Net Worth required during the immediately preceding fiscal quarter plus 50% of the Net Income of the Borrower (if positive) for the immediately preceding fiscal quarter plus all of the net proceeds of any issuance of equity in the Borrower during such fiscal quarter.

                (e) Current Ratio - a Current Ratio of not less than 1.10 to
1.00 at all times.

        7.4 Inspection. Permit the Agent and any Lender upon 3 days' prior notice to inspect its Property, to examine its files, books and records except privileged communication with legal counsel and classified governmental material, and make and take away copies thereof, and to discuss its affairs with its officers and accountants, all during normal business hours and at such intervals and to such extent as the Agent or the applicable Lender may reasonably desire.

        7.5 Further Assurances. Promptly execute and deliver, at the Borrower's expense, any and all other and further instruments which may be reasonably requested by the Agent to cure any defect in the execution and delivery of any Loan Document in order to effectuate the transactions contemplated by the Loan Documents, and in order to grant, preserve protect and perfect the validity and priority of the security interests created by the Security Agreements.

        7.6 Books and Records. Maintain books of record and account in accordance with GAAP.

        7.7 Insurance. Maintain insurance with such insurers, on such of its Property, with responsible companies in such amounts, with such deductibles and against such risks as are usually carried by owners of similar businesses and properties in the same general areas in which the Borrower and its Subsidiaries operate (including without limitation business interruption insurance), and furnish the Agent satisfactory evidence thereof promptly upon request. The Borrower shall provide the Agent with copies of the policies of insurance and a certificate of the insurer that the insurance required by this Section may not be canceled, reduced or affected in any material manner without thirty (30) days' prior written notice to the Agent.

        7.8 Notice of Certain Matters. Give the Agent prompt written notice of the following:

        (a) the issuance by any Governmental Authority of any injunction, order or other restraint prohibiting, or having the effect of prohibiting, the performance of this Agreement, any other Loan Document, or the making of the Loans or the initiation of any litigation, or any claim or controversy which might result in the initiation of any litigation, seeking any such injunction, order or other restraint that could reasonably be expected to cause a Material Adverse Effect;

        (b) the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any court or any Federal, state, municipal or other Governmental Authority which could reasonably be expected to cause a Material Adverse Effect;

        (c) any Event of Default or Default known to Borrower, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with the respect thereto; and

        (d) any development in the business or affairs of the Borrower or any of its Subsidiaries which has had or which could reasonably be expected to have, in the reasonable judgment of the Borrower, a Material Adverse Effect.

The Borrower will also notify the Agent in writing at least 30 days prior to the date that any Party changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records.

        7.9 Interest Rate Risk. Promptly upon execution thereof, the Borrower shall deliver to the Agent true and correct and complete copies of any Interest Rate Risk Agreement.

        7.10 Capital Adequacy. Agrees that if any Lender shall have determined that the adoption after the Effective Date or effectiveness after the Effective Date (whether or not previously announced) of any applicable law, rule, regulation or treaty regarding capital adequacy, or any change therein after the Effective Date, or any change in the interpretation or administration thereof after the Effective Date by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive after the Effective Date regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, under the Letters of Credit, the Notes or other Obligations held by it to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, upon satisfaction of the conditions precedent set forth in this Section 7.10, upon demand by such Lender (with a copy to the Agent), the Borrower (subject to Section 11.7 hereof) shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. The certificate of any Lender setting forth such amount or amounts as shall be necessary to compensate it and the basis thereof shall be delivered as soon as practicable to the Borrower and shall be conclusive and binding, absent manifest error. The Borrower shall pay the amount shown as due on any such certificate within fifteen (15) days after the delivery of such certificate; provided that the Borrower shall not be obligated to compensate any Lender for any such amounts which relate to a period more than seventy-five (75) days prior to such request for payment. In preparing such certificate, a Lender may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

        7.11 ERISA Information and Compliance. If and when Borrower or any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in subsections (b)(1), (c)(1), (c)(5), or (c)(6) of Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, or (ii) knows that a failure to make a required contribution with respect to any Plan has occurred if such failure is sufficient to give rise to a Lien under section 203(f) of ERISA, or
(iii) that any other event has occurred that could result in (A) the incurrence by Borrower or a member of the Controlled Group of a liability, fine or penalty with respect to a Plan or (B) any increase in the contingent liability of Borrower or a member of the Controlled Group with respect to any post-retirement benefit under a Welfare Plan, in each case which could reasonably be expected to have a Material Adverse Effect, Borrower shall deliver to the Agent a copy of the notice of such reportable event given or required to be given to the PBGC or a notice of such contribution failure or other event, as the case may be.

        8. Negative Covenants.

        The Borrower covenants and agrees with the Agent and the Lenders that prior to the termination of this Agreement it will not, and will not suffer or permit any of its Subsidiaries to, do any of the following:

        8.1 Indebtedness. Create, incur, suffer or permit to exist, or assume or guarantee, directly or indirectly, or become or remain liable with respect to any Borrowed Money Indebtedness (as defined below), whether direct, indirect, absolute, contingent or otherwise, except the following: (a) the Obligations;
(b) the liabilities existing on the date of this Agreement and disclosed on
Schedule 8.1 hereto and all renewals, extensions and replacements (but not increases) of any of the foregoing; (c) Indebtedness under the Canadian Facility and all renewals, extensions and replace-ments (but not increases) thereof; (d) purchase money Indebtedness to acquire Equipment not exceeding, in the aggregate, $10,000,000 outstanding at any one time; (e) in addition to Indebtedness permitted under the preceding clause (d), non-recourse Indebtedness in an aggregate amount not to exceed $60,000,000 at any one time outstanding incurred by Subsidiaries of the Borrower which is payable solely by recourse to Properties which are not included in the Borrowing Base and which are acquired or constructed by such Subsidiary after the date hereof; (f) Subordinated Debt so long as the net proceeds of such Subordinated Debt are applied in payment of the Term Loans or, if no Term Loans remain outstanding, so long as the Revolving Loan Commitments are reduced by an amount equal to the net proceeds of such Subordinated Debt; (g) Interest Rate Risk Indebtedness; (h) insurance premiums financed with the applicable insurance carrier, and (i) other Borrowed Money Indebtedness not in excess of $30,000,000 in the aggregate outstanding at any time on terms no more restrictive than the terms provided herein. For purposes of this Agreement, "Borrowed Money Indebtedness" shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable incurred in the ordinary course of such Person's business), (e) all Capital Lease Obligations, (f) all obligations of others of the types specified in clauses (a) through (e) above secured by any lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) Interest Rate Risk Indebtedness, (h) all outstanding letters of credit issued for the account of such Person and (i) all guarantees of such Person of obligations of the type referred to in the foregoing clauses
(a) through (i).

        8.2 Liens. Create or suffer to exist any Lien upon any of its Property now owned or hereafter acquired, or acquire any Property upon any conditional sale or other title retention device or arrangement or any purchase money security agreement; or in any manner directly or indirectly sell, assign, pledge or otherwise transfer any of its Accounts; provided, however, that the Borrower or any of its Subsidiaries may create or suffer to exist: (a) Liens in favor of the Agent or any Lender under the Loan Documents, including, without limitation, Liens securing Interest Rate Risk Indebtedness owed to one or more of the Lenders (but not to any Person which is not, at such time, a Lender); (b) Liens in effect on the Effective Date and disclosed on Schedule 8.2 hereto, provided that neither the Indebtedness secured thereby nor the Property covered thereby shall increase after the Effective Date; (c) Liens securing the Canadian Facility but only on assets of the Canadian Subsidiaries; (d) Liens securing purchase money Indebtedness permitted under Section 8.1(d) hereof and covering only the Property so purchased and the proceeds therefrom and Liens permitted under Section 8.1(e) hereof covering Properties acquired or constructed after the date hereof and the proceeds therefrom; (e) normal encumbrances and restrictions on title which do not secure Borrowed Money Indebtedness and which do not have a material adverse effect on the value or utility of the applicable Property; (f) Liens incurred or deposits made in the ordinary course of business
(i) in connection with workmen's compensation, unemployment insurance, social security and other like laws, (ii) to secure insurance in the ordinary course of business, the performance of bids, tenders, contracts, leases, licenses, statutory obligations, surety, appeal and performance bonds and other similar obligations incurred in the ordinary course of business, not, in any of the cases specified in this clause (ii), incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property, or (iii) on deposits made in financial institutions in the ordinary course of business as a result of common law and statutory rights of setoff and depositary agreements and other contractual arrangements (other than Borrowed Money Indebtedness) arising in the ordinary course of business; (g) attachments, judgments and other similar Liens arising in connection with the court proceedings, provided that the execution and enforcement of such Liens are effectively stayed and the claims secured thereby are being actively contested in good faith with adequate reserves made therefor in accordance with GAAP; (h) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens, incurred in good faith in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained in accordance with GAAP; (i) Liens for taxes which are not yet due or are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained in accordance with GAAP; (j) Liens or rights under insurance policies securing Indebtedness permitted under Section 8.1(g); and (k) extensions, renewals and replacements of Liens referred to in clauses (a) through (j) of this Section; provided that any such extension, renewal or replacement Lien shall be limited to the Property or assets covered by the Lien extended, renewed or replaced and that the Indebtedness secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the Indebtedness secured by the Lien extended, renewed or replaced.

        8.3 Contingent Liabilities. Directly or indirectly guarantee the performance or payment of, or purchase or agree to purchase, or assume or contingently agree to become or be secondarily liable in respect of, any obligation or liability of any other Person except for (a) the endorsement of checks or other negotiable instruments in the ordinary course of business; (b) obligations disclosed on Schedule 8.3 hereto (but not increases of such obligations after the Effective Date), (c) those liabilities permitted under
Section 8.1 hereof and (d) guaranties by the Borrower of any of its Subsidiaries obligations (except where recourse is expressly required to be limited by this Agreement).

        8.4 Mergers, Consolidations and Dispositions and Acquisitions of Assets. In any single transaction or series of transactions, directly or indirectly: (a) liquidate or dissolve; (b) be a party to any merger or consolidation unless and so long as (i) no Default or Event of Default has occurred that is then continuing, (ii) immediately thereafter and giving effect thereto, no event will occur and be continuing which constitutes a Default, (iii) the Borrower or a Subsidiary of the Borrower is the surviving Person, and (iv) the surviving Person ratifies and assumes each Loan Document to which any party to such merger was a party; (c) sell, convey or lease all or any substantial part of its assets, except for sale of Inventory in the ordinary course of business and except for sales of Property (other than Inventory) in the ordinary course of the Borrower's business; (d) pledge, transfer or otherwise dispose of any shares of capital stock of any Subsidiary of the Borrower or any Borrowed Money Indebtedness of any Subsidiary of the Borrower, or permit any such Subsidiary to issue any additional shares of capital stock other than to the Borrower or to acquire any shares of capital stock of any Subsidiary of the Borrower, or (e) acquire all or substantially all of the assets of any Person or (except as expressly permitted by Section 8.8 hereof) any shares of stock of or similar interest in any other Person except for Permitted Acquisitions.

        8.5 Redemption, Dividends and Distributions. At any time: (a) redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock except to the extent that no Default or Event of Default has occurred which is continuing (or would result from the same); (b) pay any dividend other than payments of the Permitted Dividends by the Borrower or dividends by a Subsidiary of the Borrower to the Borrower or any Subsidiary of the Borrower or
(c) make any other distribution of any Property or cash to stockholders as such.

        8.6 Nature of Business. Change the nature of its business or enter into any business which is substantially different from the business in which it is presently engaged.

        8.7 Transactions with Affiliates. Enter into any transaction or agreement with any Affiliate of the Borrower or any of its Subsidiaries (or any Affiliate of any such Person) unless the same is upon terms substantially comparable to those obtainable from wholly unrelated sources or in an arms length transaction.

        8.8 Loans and Investments. Make any loan, advance, extension of credit or capital contribution to, or make or have any Investment in, any Person, or make any commitment to make any such extension of credit or Investment, except
(a) Permitted Investments, (b) normal and reasonable advances in the ordinary course of business, (c) trade and customer accounts receivable in accordance with the ordinary course of business, (d) Investments in Subsidiaries who are Guarantors and who have granted to the Agent, on behalf of the Lenders, a first-priority Lien covering all of its Accounts and Inventory, (e) Investments in 50% or less owned joint ventures and other Corporations not to exceed $20,000,000 in unreturned capital Investment at any one time outstanding provided that such joint ventures and other Corporations are in substantially the same lines of business as the Borrower and its Subsidiaries, and (f) other Investments existing as of the date hereof which are described on the attached Schedule 8.8.

        8.9 No Subsidiaries. Form, create or acquire a Subsidiary (other than Sterling Energy, Sterling Pulp (US) and other than Canadian Subsidiaries all of the equity interests of which are owned by Sterling Canada, Inc. (or by a previously existing Canadian Subsidiary) and with respect to which the Agent, on behalf of the Lenders shall have a first-priority perfected Lien in and to 65% of its issued and outstanding equity interests) unless there shall have been executed and delivered to the Agent (a) a guaranty, substantially in the form of the Guaranties executed and delivered concurrently herewith, whereby the applicable Subsidiary guaranties the payment of all of the Obligations, (b) collateral documentation, in Proper Form, reasonably required by Agent to create and perfect a first-priority Lien covering all of the Accounts and Inventory of the applicable Subsidiary, securing the Obligations and (c) appropriate resolutions and authorizations regarding all such documents and such other documents, instruments, certificates, opinions and other collateral matters as the Agent may reasonably require. Each guaranty and collateral document executed by the applicable Subsidiary shall contain the following language (using the appropriate variations):

        Guarantor agrees that while its obligations to Lenders under this document are joint and several as to Lenders, Guarantor (together with other Subsidiaries (as defined in the Credit Agreement) of the Borrower heretofore or hereafter executing and delivering to Lender a Credit Document) (Guarantor and such other Subsidiaries of Borrower being herein collectively called "Obligors") shall be liable as among other Obligors only for its Proportionate Share of the indebtedness guaranteed pursuant to this document calculated as of the time the applicable portion of such indebtedness was incurred. If at any time any Obligor (the "Indemnified Obligor") makes any payment to Agent or Lenders or otherwise incurs any other expenses (collectively, the "Indemnified Outlay") under the Credit Documents, the Indemnified Obligor shall have the right to make demand on any or all of the other Obligors (each an "Indemnifying Obligor") for the payment to the Indemnified Obligor of the amount (the "Excess Amount") by which the Indemnified Outlay exceeds the Indemnified Obligor's Proportionate Share of the Indemnified Outlay and thereupon the Indemnifying Obligors upon which demand has so been made shall pay to the Indemnified Obligor the Excess Amount; provided, that no Indemnifying Obligor shall be liable to pay to Indemnified Obligor more than the Proportionate Share of the Indemnifying Obligor (calculated exclusive of the Indemnified Obligor) of the Excess Amount. If any of the payments to be made pursuant to the foregoing are not paid promptly upon demand, then the past due payments shall bear interest at the Past Due Rate from the date of demand until paid in full. The term "Proportionate Share" as used hereinabove shall mean with respect to any Obligor the percentage derived by dividing (a) the net worth of such Obligor by (b) the consolidated net worth of Borrower and all of the Obligors (exclusive of the Indemnified Obligor where indicated above), all as of a particular time. Nothing in this Section shall in any manner impair or extinguish any of the Credit Documents or any lien or security interest now or hereafter securing the payment of any of the indebtedness arising pursuant to the Credit Documents.

        8.10 BP Lease. Terminate or agree to the termination of the BP Lease without the prior written consent of all of the Lenders or amend, modify or obtain or grant a waiver of any provision of the BP Lease if such amendment, modification or waiver could reasonably be expected to have a material adverse effect on the ability of the Lenders to collect, as and when due and payable, amounts due and payable hereunder and under the other Loan Documents without the prior written consent of the Majority Lenders.

        8.11 Fiscal Year. The Borrower will not (and will not permit any of its Subsidiaries to) change its fiscal year, unless the Agent shall have consented thereto in writing or unless required to make such change because of a change in or amendment to the Code. In the event that the Borrower is required to make any such change in its fiscal year, the parties hereto agree to negotiate in good faith any changes in this Agreement made necessary by the required change in fiscal year. Sterling NRO, Ltd. may change its fiscal year in connection with any merger of Sterling NRO, Ltd. into Sterling Pulp Chemicals, Ltd. which is permitted under the terms of this Agreement.

        8.12 Sterling Energy and Sterling Pulp (US). Sterling Energy shall not own any Property of any material nature other than its undivided 50% interest under the Joint Venture Agreement dated as of February 8, 1991 between Praxair Energy Resources, Inc., formerly known as UCIG Energy Resources, Inc., and

Sterling Energy. Any distributions paid to Sterling Energy under said Joint Venture Agreement shall be promptly paid over to the Borrower as dividends. Sterling Pulp (US) shall not own any Property of any material nature.

         9. Defaults.

         9.1 Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur, then the Agent may (and at the direction of the Majority Lenders, shall) do any or all of the following: (1) upon notice to the Borrower, declare the Revolving Loan Commitments terminated (whereupon the Revolving Loan Commitments shall be terminated) and/or accelerate the Termination Date to a date as early as the date of termination of the Revolving Loan Commitments; (2) declare the principal amount then outstanding of and the unpaid accrued interest on the Loans and Reimbursement Obligations and all fees and all other amounts payable hereunder, under the Notes and under the other Loan Documents to be forthwith due and payable, whereupon such amounts shall be and become immediately due and payable, without notice (including, without limitation any notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower; provided that in the case of the occurrence of an Event of Default with respect to the Borrower or any of its Subsidiaries referred to in clause (f), (g) or (h) of this Section 9.1, the Revolving Loan Commitments shall be automatically terminated and the principal amount then outstanding of and unpaid accrued interest on the Loans and the Reimbursement Obligations and all fees and all other amounts payable hereunder, under the Notes and under the other Loan Documents shall be and become automatically and immediately due and payable, without notice (including, without limitation, notice of acceleration and notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower, and (3) exercise any or other rights and remedies available to the Agent or any of the Lenders under the Loan Documents, at law or in equity:

        (a) Payments - (i) the Borrower or any other Party shall fail to make any payment or required prepayment of any installment of principal on the Loans or any Reimbursement Obligation payable under the Notes, this Agreement or the other Loan Documents when due or (ii) the Borrower or any other Party fails to make any payment or required prepayment of interest with respect to the Loans, any Reimbursement Obligation or any other fee or amount under the Notes, this Agreement or the other Loan Documents when due and (except in the case of acceleration of maturity) such failure to pay continues unremedied for a period of five days; or

        (b) Other Obligations - the Borrower or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any Borrowed Money Indebtedness having an outstanding principal amount of at least $5,000,000 (other than the Loans and Reimbursement Obligations) and such default shall continue beyond any applicable period of grace; or any event or condition shall occur which results in the acceleration of the maturity of any such Borrowed Money Indebtedness or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of any such Borrowed Money Indebtedness or any Person acting on such holder's behalf to accelerate the maturity thereof and such event or condition shall not be cured within any applicable period of grace; or

        (c) Representations and Warranties - any representation or warranty made or deemed made by or on behalf of the Borrower or any other Party in this Agreement or any other Loan Document or in any certificate furnished or made by the Borrower or any other Party to the Agent or the Lenders in connection herewith or therewith shall prove to have been incorrect, false or misleading in any material respect as of the date thereof or as of the date as of which the facts therein set forth were stated or certified; or

        (d) Affirmative Covenants - (i) default shall be made in the due observance or performance of any of the covenants or agreements contained in
Section 7.3 hereof, (ii) the Borrower shall permit any of the insurance provided for in Section 7.7 hereof to lapse, (iii) default shall be made in the due observance or performance of any of the covenants or agreements contained in
Section 7.7 hereof (other than lapse of required insurance, which is provided for above) and such default continues unremedied for a period of 10 days after
(x) notice thereof is given by the Agent to the Borrower or (y) such default otherwise becomes known to the Borrower, whichever is earlier or (iv) default is made in the due observance or performance of any of the other covenants and agreements contained in Section 7 hereof or any other affirmative covenant of the Borrower or any other Party contained in this Agreement or any other Loan Document and such default continues unremedied for a period of 30 days after (x) notice thereof is given by the Agent to the Borrower or (y) such default otherwise becomes known to the Borrower, whichever is earlier; or

        (e) Negative Covenants - default is made in the due observance or performance by the Borrower of any of the other covenants or agreements contained in Section 8 of this Agreement or of any other negative covenant of the Borrower or any other Party contained in this Agreement or any other Loan Document; or

        (f) Involuntary Bankruptcy or Receivership Proceedings - a receiver, conservator, liquidator or trustee of the Borrower or any of its Subsidiaries or of any of its property is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction, and such decree or order remains in effect for more than 30 days; or the Borrower or any of its Subsidiaries is adjudicated bankrupt or insolvent; or any of such Person's property is sequestered by court order and such order remains in effect for more than 30 days; or a petition is filed against the Borrower or any of its Subsidiaries under any state or federal bankruptcy, reorganization, arrangement, insolvency, readjustment or debt, dissolution, liquidation or receivership law or any jurisdiction, whether now or hereafter in effect, and is not dismissed within 30 days after such filing; or

        (g) Voluntary Petitions or Consents - the Borrower or any of its Subsidiaries commences a voluntary case or other proceeding or order seeking liquidation, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or other relief with respect to itself or its debt or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or fails generally to, or cannot, pay its debts generally as they become due or takes any corporate action to authorize or effect any of the foregoing; or

        (h) Assignments for Benefit of Creditors or Admissions of Insolvency - the Borrower or any of its Subsidiaries makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee, or liquidator of the Borrower or such Subsidiary or of all or any substantial part of its Property; or

        (i) Undischarged Judgments - a final judgment or judgments for the payment of money exceeding, in the aggregate, $5,000,000 is rendered by any court or other governmental body against the Borrower or any of its Subsidiaries and the Borrower or such Subsidiary does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 30 days from the date of entry thereof; or

        (j) Security Agreements; Guaranties - any Security Agreement for any reason ceases to create a valid and perfected first-priority Lien on any material portion of the Collateral purported to be covered thereby, or any Guaranty shall cease to be in full force and effect and a valid, binding and enforceable obligation of the applicable Party (except as otherwise herein expressly permitted), or the Borrower or any of its Subsidiaries or any Party to a Guaranty (or any other Person who may have granted or purported to grant such Lien or executed any such Guaranty) will so state in writing, or Agent, on behalf of the Lenders, shall cease to have a first priority Lien upon (x) all of the equity interests of each Subsidiary of the Borrower (other than Canadian Subsidiaries) which owns any of the equity interests in and to any Canadian Subsidiary and (y) 65% of the equity interests of each Canadian Subsidiary; or

        (k) Attachment - the Borrower or any of its Subsidiaries shall suffer any writ of attachment or execution or any similar process to be issued or levied against it or any substantial part of its Property which is not released, stayed, bonded or vacated within 30 days after its issue or levy; or

        (l) ERISA Matters - (i) Borrower or any member of the Controlled Group shall fail to pay when due an amount or amounts which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against Borrower or any member of the Controlled Group to enforce Section 5415 of ERISA; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated or a contribution failure occurs with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA on the property of Borrower or any member of the Controlled Group, and (ii) in each case, such event could reasonably be expected to cause a Material Adverse Effect; or

        (m) Change of Control - there shall occur any Change of Control.

        9.2 Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, the Lenders each are hereby authorized at any time and from time to time, without notice to the Borrower or any of its Subsidiaries (any such notice being expressly waived by the Borrower and its Subsidiaries), to setoff and apply any and all deposits (general or special, time or demand, provisional or final (but excluding the funds held in accounts clearly designated as escrow or trust accounts held by the Borrower or such Subsidiary for the benefit of Persons which are not Affiliates of the Borrower or any of its Subsidiaries), whether or not such setoff results in any loss of interest or other penalty, and including without limitation all certificates of deposit at any time held, and any other funds or property at any time held, and other Indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or any such Subsidiary against any and all of the Obligations irrespective of whether or not such Lender or the Agent will have made any demand under this Agreement, the Notes or any other Loan Document. The Borrower also hereby grants to each of the Lenders a security interest in and hereby transfers, assigns, sets over, and conveys to each of the Lenders, as security for payment of all Loans and Reimbursement Obligations, all such deposits, funds or property of the Borrower or any such Subsidiary, or Indebtedness of any Lender to the Borrower or any such Subsidiary. Should the right of any Lender to realize funds in any manner set forth hereinabove be challenged and any application of such funds be reversed, whether by court order or otherwise, the Lenders shall make restitution or refund to the Borrower pro rata in accordance with their Revolving Loan Commitments. Each Lender agrees to promptly notify the Borrower and the Agent after any such setoff and application, provided that the failure to give such notice will not affect the validity of such setoff and application. The rights of the Agent and the Lenders under this Section are in addition to other rights and remedies (including without limitation other rights of setoff) which the Agent or the Lenders may have. This Section is subject to the terms and provisions of Sections 4.5 and
11.7 hereof.

      9.3 Collateral Account. The Borrower hereby agrees, in addition to the provisions of Section 9.1 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by the Agent or the Majority Lenders (through the Agent) and automatically and without any request or demand upon the occurrence of an Event of Default of the type described in Sections 9.1(f), (g) or (h) hereof, pay to the Agent an amount in immediately available funds equal to the then aggregate amount available for drawings under all Letters of Credit issued for the account of the Borrower, which funds shall be held by the Agent as Cover.

      9.4 Preservation of Security for Unmatured Reimbursement Obligations. In the event that, following (i) the occurrence of an Event of Default and the exercise of any rights available to the Agent or any Lender under the Loan Documents, and (ii) payment in full of the principal amount then outstanding of and the accrued interest on the Loans and Reimbursement Obligations and fees and all other amounts payable hereunder and under the Notes and all other amounts secured by the Security Agreements, any Letters of Credit shall remain outstanding and undrawn upon, the Agent shall be entitled to hold (and the Borrower hereby grants and conveys to the Agent a security interest in and to) all cash or other property ("Proceeds of Remedies") realized or arising out of the exercise by the Agent of any rights available to it under the Loan Documents, at law or in equity, including, without limitation, the proceeds of any foreclosure, as collateral for the payment of any amounts due or to become due under or in respect of such Letters of Credit. Such Proceeds of Remedies shall be held for the ratable benefit of the Lenders. Such Proceeds of Remedies shall constitute "Collateral" for all purposes under the terms and provisions of the Security Agreements, and the rights, titles, benefits, privileges, duties and obligations of Agent with respect thereto shall be governed by the terms and provisions of this Agreement and, to the extent not inconsistent with this Agreement, the Security Agreements. The Agent may, but shall have no obligation to, invest any such Proceeds of Remedies in clauses (a) through (e) and (g) through (i) of the definition of "Permitted Investments" set forth in Article 1 hereof or in such other manner as the Majority Lenders may direct. Such Proceeds of Remedies shall be applied to Reimbursement Obligations arising in respect of any such Letters of Credit and/or the payment of any Lender's obligations under any such Letter of Credit when such Letter of Credit is drawn upon. The Borrower hereby agrees to execute and deliver to the Agent and the Lenders such security agreements, pledges or other documents as the Agent or any of the Lenders may, from time to time, require to perfect the pledge, Lien and security interest in and to any such Proceeds of Remedies provided for in this Section. Nothing in this Section shall cause or permit an increase in the maximum amount of the Revolving Loan Obligations permitted to be outstanding from time to time under this Agreement.

      9.5 Remedies Cumulative. No remedy, right or power conferred upon the Agent or any Lender is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.

     10.  The Agent.

     10.1 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder, under the Letters of Credit and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent (the "Agent" as used in this Section 10 shall include reference to its Affiliates and its own and its Affiliates' respective officers, shareholders, directors, employees and agents) (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender; (b) shall not be responsible to any Lender for any recitals, statements, representations or warranties contained in this Agreement, the Letters of Credit or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, the Letters of Credit or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, execution, filing, registration, collectibility, recording, perfection, existence or sufficiency of this Agreement, the Letters of Credit, or any other Loan Document or any other document referred to or provided for herein or therein or any property covered thereby or for any failure by any Party or any other Person to perform any of its obligations hereunder or thereunder, and shall not have any duty to inquire into or pass upon any of the foregoing matters; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under the Letters of Credit or any other Loan Document except to the extent requested by the Majority Lenders; (d) shall not be responsible for any mistake of law or fact or any action taken or omitted to be taken by it hereunder or under the Letters or Credit or any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, including, without limitation, pursuant to its own negligence, except for its own gross negligence or willful misconduct; (e) shall not be bound by or obliged to recognize any agreement among or between the Borrower and any Lender, regardless of whether the Agent has knowledge of the existence of any such agreement or the terms and provisions thereof; (f) shall not be charged with notice or knowledge of any fact or information not herein set out or provided to the Agent in accordance with the terms of this Agreement or any other Loan Document; (g) shall not be responsible for any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator, and (h) shall not be responsible for the acts or edicts of any Governmental Authority. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Without in any way limiting any of the foregoing, each Lender acknowledges that the Agent shall have no greater responsibility in the operation of the Letters of Credit than is specified in the Uniform Customs and Practice for Documentary Credits (1993 Revision, International Chamber of Commerce Publication No. 500). In any foreclosure proceeding concerning any Collateral, each holder of an Obligation if bidding for its own account or for its own account and the accounts of other Lenders is prohibited from including in the amount of its bid an amount to be applied as a credit against the Obligations held by it or the Obligations held by the other Lenders; instead, such holder must bid in cash only. However, in any such foreclosure proceeding, the Agent may (but shall not be obligated to) submit a bid for all Lenders (including itself) in the form of a credit against the Obligations, and the Agent or its designee may (but shall not be obligated to) accept title to such collateral for and on behalf of all Lenders.

     10.2 Reliance. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (which may be counsel for the Borrower), independent accountants and other experts selected by the Agent. The Agent shall not be required in any way to determine the identity or authority of any Person delivering or executing the same. As to any matters not expressly provided for by this Agreement, the Letters of Credit, or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions of the Majority Lenders, and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. Subject to the provisions of Section 11.5 hereof, the Agent shall have the authority to execute releases of the Security Agreements on behalf of the Lenders without the joinder of any Lender. If any order, writ, judgment or decree shall be made or entered by any court affecting the rights, duties and obligations of the Agent under this Agreement or any other Loan Document, then and in any of such events the Agent is authorized, in its sole discretion, to rely upon and comply with such order, writ, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it under the terms of this Agreement, the relevant Loan Document or otherwise; and if the Agent complies with any such order, writ, judgment or decree, then it shall not be liable to any Lender or to any other Person by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

     10.3 Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or Reimbursement Obligations) unless it has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a Notice of Default, the Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Agent shall (subject to Section 10.7 hereof) take such action with respect to such Notice of Default as shall be directed by the Majority Lenders and within its rights under the Loan Documents and at law or in equity, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, permitted hereby with respect to such Notice of Default as it shall deem advisable in the best interests of the Lenders and within its rights under the Loan Documents, at law or in equity.

     10.4 Rights as a Lender. With respect to its Revolving Loan Commitments and the Loans made and Letter of Credit Liabilities, TCB in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting in its agency capacity, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity.

The Agent may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust, letter of credit, agency or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower (in addition to the fees heretofore agreed to between the Borrower and the Agent) for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

     10.5 Indemnification. The Lenders agree to indemnify the Agent each (to the extent not reimbursed under Section 2.2(c), Section 11.3 or Section 11.4 hereof, but without limiting the obligations of the Borrower under said Sections 2.2(c),
11.3 and 11.4), ratably in accordance with the sum of the Lenders' respective Revolving Loan Commitments and Term Loans, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY INDEMNIFIED PARTIES, which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, the Letters of Credit or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Borrower is obligated to pay under Sections 2.2(c), 11.3 and 11.4 hereof, interest, penalties, reasonable attorneys' fees and amounts paid in settlement, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified. The obligations of the Lenders under this Section 10.5 shall survive the termination of this Agreement and the repayment of the Obligations.

     10.6 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has received current financial information with respect to the Borrower and that it has, independently and without reliance on the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by any Party of this Agreement, the Letters of Credit or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any Party. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, under the Letters of Credit or the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Party (or any of their affiliates) which may come into the possession of the Agent.

     10.7 Failure to Act. Except for action expressly required of the Agent hereunder, under the Letters of Credit or under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under Section
10.5 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     10.8 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and the Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, (i) the Majority Lenders without the consent of the Borrower shall have the right to appoint a successor Agent so long as such successor Agent is also a Lender at the time of such appointment and (ii) the Majority Lenders shall have the right to appoint a successor Agent that is not a Lender at the time of such appointment so long as the Borrower consents to such appointment (which consent shall not be unreasonably withheld). If no successor Agent shall have been so appointed by the Majority Lenders and accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Any successor Agent shall be a bank which has an office in the United States and a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under any other Loan Documents. Such successor Agent shall promptly specify by notice to the Borrower its Principal Office referred to in Section 3.1 and Section 4 hereof. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

     10.9 No Partnership. Neither the execution and delivery of this Agreement nor any of the other Loan Documents nor any interest the Lenders, the Agent or any of them may now or hereafter have in all or any part of the Obligations shall create or be construed as creating a partnership, joint venture or other joint enterprise between the Lenders or among the Lenders and the Agent. The relationship between the Lenders, on the one hand, and the Agent, on the other, is and shall be that of principals and agent only, and nothing in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as trustee or other fiduciary for any Lender or to impose on the Agent any duty, responsibility or obligation other than those expressly provided for herein and therein.

     11.  Miscellaneous.

     11.1 Waiver. No waiver of any Default or Event of Default shall be a waiver of any other Default or Event of Default. No failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law or in equity.

     11.2 Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telex, telecopy or other writing and telexed, telecopied, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (or provided for in an Assignment and Acceptance); or, as to any party, at such other address as shall be designated by such party in a notice to the Borrower and the Agent given in accordance with this Section 11.2. Except as otherwise provided in this Agreement, all such notices or communications shall be deemed to have been duly given when (i) transmitted by telex or telecopier,
(ii) personally delivered (iii) one Business Day after deposit with an overnight mail or delivery service, postage prepaid or (iv) three Business Days' after deposit in a receptacle maintained by the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, in each case given or addressed as aforesaid.

     11.3 Expenses, Etc. Whether or not any Loan is ever made or any Letter of Credit ever issued, the Borrower shall pay or reimburse on demand (a) the Agent for paying the reasonable fees and expenses of one legal counsel to the Agent, in connection with the preparation, negotiation, execution and delivery of this Agreement (including the exhibits and schedules hereto), the Security Agreements and the other Loan Documents and the making of the Loans and the issuance of Letters of Credit hereunder, and any modification, supplement or waiver of any of the terms of this Agreement, the Letters of Credit or any other Loan Document; (b) the Agent for any lien search fees; (c) the Agent for reasonable out-of-pocket expenses incurred in connection with the preparation, documentation, administration and syndication of the Loans or any of the Loan Documents (including, without limitation, the advertising, marketing, printing, publicity, duplicating, mailing and similar expenses) of the Loans and Letter of Credit Liabilities; (d) the Agent or any Lender for paying all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, any Letter of Credit or any other Loan Document or any other document referred to herein or therein; (e) the Agent or any Lender for paying all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement, any Security Agreement or any document referred to herein or therein, and (f) any Lender or the Agent for paying all amounts reasonably expended, advanced or incurred by such Lender or Agent to satisfy any obligation of the Borrower under this Agreement or any other Loan Document, to protect the Collateral, to collect the Obligations or to enforce, protect, preserve or defend the rights of such Lender or Agent under this Agreement or any other Loan Document, including, without limitation, fees and expenses incurred in connection with such Lender's or Agent's participation as a member of a creditor's committee in a case commenced under the Bankruptcy Code or other similar law, fees and expenses incurred in connection with lifting the automatic stay prescribed in (s) 362 of the Bankruptcy Code and fees and expenses incurred in connection with any action pursuant to (s) 1129 of the Bankruptcy Code and all other customary out-of-pocket expenses incurred by such Lender or Agent in connection with such matters, together with interest thereon at the Past Due Rate on each such amount from the date which is fifteen days after demand is made on the Borrower until the date of reimbursement to such Lender or Agent.

     11.4 Indemnification. The Borrower shall indemnify each of the Agent, the Lenders, and each affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY INDEMNIFIED PARTIES, insofar as such losses, liabilities, claims or damages arise out of or result from any (i) actual or proposed use by the Borrower of the proceeds of any extension of credit (whether a Loan or a Letter of Credit) by any Lender hereunder; (ii) breach by the Borrower of this Agreement or any other Loan Document or the breach by any Party of any Loan Document; (iii) violation by the Borrower or any other Party of any Legal Requirement; (iv) investigation, litigation or other proceeding relating to any of the foregoing, and the Borrower shall reimburse the Agent, each Lender, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any reasonable expenses (including reasonable legal fees) incurred in connection with any such investigation or proceeding, or (v) taxes (excluding income taxes and franchise taxes) payable or ruled payable by any Governmental Authority in respect of the Obligations or any Loan Document other than taxes incurred due to a Lender's failure to comply with Section 11.13 hereof; provided, however, that the Borrower shall not have any obligations pursuant to this Section with respect to any losses, liabilities, claims, damages or expenses incurred by the Person seeking indemnification by reason of the gross negligence or willful misconduct of that Person. Nothing in this Section is intended to limit the obligations of the Borrower under any other provision of this Agreement.

     11.5 Amendments, Etc. No amendment or modification of this Agreement, the Notes or any other Loan Document shall in any event be effective against the Borrower unless the same shall be agreed or consented to in writing by the Borrower. No amendment, modification or waiver of any provision of this Agreement, the Notes or any other Loan Document, nor any consent to any departure by the Borrower therefrom, shall in any event be effective against the Lenders unless the same shall be agreed or consented to in writing by the Majority Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, modification, waiver or consent shall, unless in writing and signed by each Lender affected thereby, do any of the following: (a) increase any Revolving Loan Commitment of any of the Lenders or subject the Lenders to any additional obligations; (b) reduce the principal of, or interest on, any Loan, Reimbursement Obligation or fee hereunder; (c) postpone or extend the Maturity Date, the Termination Date, the Revolving Loan Availability Period or any scheduled date fixed for any payment of principal of, or interest on, any Loan, Reimbursement Obligation, fee or other sum to be paid hereunder or waive any Event of Default described in Section 9.1(a) hereof; (d) change the percentage of any of the Revolving Loan Commitments or of the aggregate unpaid principal amount of any of the Loans and Letter of Credit Liabilities, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Agreement; (e) change any provision contained in Sections 2.2(c), 7.10, 11.3 or 11.4 hereof or this Section 11.5;
(f) increase any of the fixed percentages to be multiplied by the aggregate amounts of the components comprising the Borrowing Base that are described in
(i) and (ii) of the definition of Borrowing Base herein; (g) change the definition of "Majority Lenders" set forth in Article 1 hereof, or (h) release the liability of any Guarantor under the Guaranties or release, in any one (1) calendar year, Collateral having an aggregate value exceeding $1,000,000. Notwithstanding anything in this Section 11.5 to the contrary, no amendment, modification, waiver or consent shall be made with respect to Section 10 without the consent of the Agent to the extent it affects the Agent.

     11.6 Successors and Assigns.

        (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all of the Lenders, and any such assignment or transfer without such consent shall be null and void. Each Lender may sell participations in all or part of any Loan, or all or part of its Notes or Revolving Loan Commitments, to another bank or other entity, in which event, without limiting the foregoing, the provisions of the Loan Documents (including, without limitation, the Interest Rate Agreement) shall inure to the benefit of each purchaser of a participation; provided, however, the pro rata treatment of payments, as described in Section 4.2 hereof, shall be determined as if such Lender had not sold such participation. Any Lender that sells one or more participations to any Person shall not be relieved by virtue of such participation from any of its obligations to Borrower under this Agreement relating to the Loans. In the event any Lender shall sell any participation, such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement other than amendments, modifications or waivers with respect to (i) any fees payable hereunder to the Lenders, (ii) the amount of principal or the rate of interest payable on, or the dates fixed for the scheduled repayment of principal of, the Loans and (iii) the release of the Liens on any of the Collateral.

        (b) Each Lender may assign to one or more Lenders or any other Person all or a portion of its interests, rights and obligations under this Agreement; provided, however, that (i) the aggregate amount of the Revolving Loan Commitments and the Term Loans of the assigning Lender subject to each such assignment shall in no event be less than $10,000,000, and each such assignment shall be in a constant and not varying percentage of all such assigning Lender's rights and obligations under the Loan Documents; (ii) other than in the case of an assignment to another Lender (that is, at the time of the assignment, a party hereto) or to an Affiliate of such Lender or to a Federal Reserve Bank, the Agent and, so long as no Event of Default shall have occurred and be continuing, the Borrower must each give its prior written consent, which consents shall not be unreasonably withheld, and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance an Assignment and Acceptance in the form of Exhibit F hereto (each an "Assignment and Acceptance") with blanks appropriately completed, together with any Note or Notes subject to such assignment and a processing and recording fee of $3,000.00 paid by the assignee (for which the Borrower will have no liability). Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such

Lender shall cease to be a party hereto but shall still have indemnification rights surviving as provided in Section 11.8 hereof). Notwithstanding anything contained in this Agreement to the contrary, any Lender may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it as collateral to a Federal Reserve Bank; provided that no such assignment shall release such Lender from any of its obligations hereunder.

        (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 6.2 hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Lender assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

        (d) The entries in the records of the Agent as to each Assignment and Acceptance delivered to it and the names and addresses of the Lenders and the Revolving Loan Commitments of, and principal amount of the Loans owing to, each Lender from time to time shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person the name of which is recorded in the books and records of the Agent as a Lender hereunder for all purposes of this Agreement and the other Loan Documents.

        (e) Upon the Agent's receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee thereunder, together with any Note or Notes subject to such assignment and the written consent to such assignment, the Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in its records and (iii) give prompt notice thereof to the Borrower. Within five Business Days after receipt of notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Notes new Notes to the order of such assignee in an amount equal to the Revolving Loan Commitments and the Term Loans (or either of them) assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Revolving Loan Commitment and Term Loans (or either of them) hereunder, new Notes to the order of the assigning Lender in an amount equal to the Revolving Loan Commitment and the Term Loans (or either of them) retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such

Assignment and Acceptance and shall otherwise be in substantially the form of the respective Note. Thereafter, such surrendered Notes shall be marked renewed and substituted and the originals thereof delivered to the Borrower (with copies, certified by the Borrower as true, correct and complete, to be retained by the Agent).

        (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.6, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower provided that such Person agrees in writing to the confidentiality obligations set forth in Section 11.14 hereof.

         11.7 Limitation of Interest. The Borrower and the Lenders intend to strictly comply with all applicable federal and Texas laws, including applicable usury laws (or the usury laws of any jurisdiction whose usury laws are deemed to apply to the Notes or any other Loan Documents despite the intention and desire of the parties to apply the usury laws of the State of Texas). Accordingly, the provisions of this Section 11.7 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section, even if such provision declares that it controls. As used in this Section, the term "interest" includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Obligations. In no event shall the Borrower or any other Person be obligated to pay, or any Lender have any right or privilege to reserve, receive or retain, (a) any interest in excess of the maximum amount of nonusurious interest permitted under the laws of the State of Texas or the applicable laws (if any) of the United States or of any other state, or (b) total interest in excess of the amount which such Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Obligations at the Ceiling Rate. On each day, if any, that the interest rate (the "Stated Rate") called for under this Agreement or any other Loan Document exceeds the Ceiling Rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the Ceiling Rate for that day, and shall remain fixed at the Ceiling Rate for each day thereafter until the total amount of interest accrued equals the total amount of interest which would have accrued if there were no such ceiling rate imposed by this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Ceiling Rate, in which case, the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate to the Ceiling Rate. The daily interest rates to be used in calculating interest at the Ceiling Rate shall be determined by dividing the applicable Ceiling Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document (including, without limitation, Section 9.1 hereof) which directly or indirectly relate to interest shall ever be construed without reference to this Section 11.7, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Ceiling Rate. If the term of any Obligation is shortened by reason of acceleration of maturity as a result of any Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Lender at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Ceiling Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Lender, it shall be credited pro tanto against the then-outstanding principal balance of the Borrower's obligations to such Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

         11.8 Survival. The obligations of the Borrower under Sections 2.2(c), 2.2(d), 7.10, 11.3 and 11.4 hereof and all other obligations of the Borrower in any other Loan Document (to the extent stated therein), and the obligations of the Lenders under Section 10.5 and 11.7 hereof, shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Revolving Loan Commitments and the Letters of Credit.

        11.9 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         11.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Agreement by signing any such counterpart.

         11.11 Governing Law. THIS AGREEMENT AND (EXCEPT AS THEREIN PROVIDED) THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

         11.12 Severability. Whenever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of any Loan Document shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions of such Loan Document shall not be affected or impaired thereby.

         11.13 Tax Forms. With respect to each Lender which is organized under the laws of a jurisdiction outside the United States, on the day of the initial borrowing from each such Lender hereunder and from time to time thereafter if requested by the Borrower or the Agent, such Lender shall provide the Agent and the Borrower with the forms prescribed by the Internal Revenue Service of the United States certifying as to such Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Lender hereunder or other documents satisfactory to the Lender and the Agent indicating that all payments to be made to such Lender hereunder are subject to such tax at a rate reduced by an applicable tax treaty. Unless the Borrower and the Agent shall have received such forms or such documents indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

         11.14 Venue. The Borrower hereby irrevocably (a) agrees that any legal proceeding against the Agent or any Lender arising out of or in connection with the Loan Documents shall be brought in the district courts of Harris County, Texas, or in the United States District Court for the Southern District of Texas, Houston Division (collectively, the "Houston Courts"); (b) submits to the non-exclusive jurisdiction of the Houston Courts; (c) agrees and consents that service of process may be made upon it in any proceeding arising out of the Loan Documents or any transaction contemplated thereby by service of process as provided by Texas law; (d) WAIVES, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of any Loan Document or the transactions contemplated thereby in the Houston Courts; and (e) WAIVES any claim that any such suit, action or proceeding in any Houston Court has been brought in an inconvenient forum. All of the obligations of the Borrower under the Loan Documents are performable in Harris County, Texas. Nothing herein shall affect the right of the Agent or any Lender to commence legal proceedings or otherwise proceed against the Borrower in any jurisdiction or to serve process in any manner permitted by applicable law. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions in any manner provided by law.

         11.15 Confidentiality. Each Lender agrees to comply with its customary procedures to keep any information delivered or made available by the Borrower to it confidential from anyone other than Persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering commitments, the Loans, or Letters of Credit or participations therein or the collateral thereon or the Loan Documents, provided that nothing herein shall prevent any Lender from disclosing such information
(a) to any other Lender, (b) to any Person if reasonably incidental to the administration of the Loans, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority having jurisdiction over such Lender, (e) which has been publicly disclosed, (f) in connection with any litigation to which any Lender, the Agent, or their respective Affiliates may be a party, (f) to the extent reasonably required or desirable in connection with the exercise of any remedy hereunder or under any Loan Document, (h) to such

Lender's legal counsel and independent auditors, and (i) to any actual or proposed participant or assignee of all or part of its Loans, Commitments or participations hereunder.

         11.16 Amended and Restated Credit Agreement. This Agreement amends and restates in its entirety that certain Third Amended and Restated Credit Agreement dated as of August 20, 1992, by and among the Borrower, each of the financial institutions which is or which may from time to time become a party thereto, the issuer of certain letters of credit, and The Bank of Nova Scotia, as agent, as amended, restated, modified and supplemented prior to the date hereof (the "Original Credit Agreement"). The Notes are given, in part, in renewal, extension and rearrangement of the unpaid balances owing on the Notes (as that term is defined in the Original Credit Agreement).

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.


                           STERLING CHEMICALS, INC.


                           By: /s/ Jim P. Wise
                                   Jim P. Wise, Vice President-Finance & Chief
                                   Financial Officer


                           Address for Notices:

                           1200 Smith Street, Suite 1900
                           Houston, Texas 77002
                           Attention:  Mr. Jim P. Wise
                           Telecopy No.:  (713) 654-9552

                                   TEXAS COMMERCE BANK NATIONAL
                                   ASSOCIATION, as Agent and as a Lender


                                   By: /s/ Gregory R. Ford
                                           Gregory R. Ford,
                                           Vice President

                                   Address for Notices:

Revolving Loan Commitment:         712 Main Street
                                   Houston, Texas 77002
$19,090,909.09                     Attention:  Mr. Gregory R. Ford
                                   Telecopy No.:  (713) 216-6387

Term Loan:

$15,909,090.91

                                   THE BANK OF NOVA SCOTIA,
                                   as Documentation Agent and as a Lender


                                   By: /s/ Claude Ashby
                                   Name: F.C.N. Ashby
                                   Title: Senior Manager Loan Operations

                                   Address for Notices:

Revolving Loan Commitment:         1100 Louisiana, Suite 3000
                                   Houston, Texas 77002
$19,090,909.09                     Attention:  Mr. Larry Loyd
                                   Telecopy No.:  (713) 752-2425

Term Loan:                         with a copy to

$15,909,090.91                     600 Peachtree Street, N.E., Suite 2700
                                   Atlanta, Georgia 30308
                                   Attention: Mr. Claude Ashby
                                   Telecopy No.:  (404) 888-8998

                                   ABN AMRO BANK N.V., HOUSTON AGENCY,
                                   as Co-Agent and as a Lender


                                   By: /s/ Ken Womack
                                   Name: Kenneth S. Womack
                                   Title: Assistant V.P.


                                   By: /s/ Michael N. Oakes
                                   Name: Michael N. Oakes
                                   Title: V.P.

                                   Address for Notices:

Revolving Loan Commitment:         Three Riverway, Suite 1600
                                   Houston, Texas 77056
$16,363,636.36                     Attention:  Mr. Kenneth S. Womack
                                   Telecopy No.:  (713) 621-5801

Term Loan:

$13,636,363.64

                                   BANK OF SCOTLAND,
                                   as Co-Agent and as a Lender


                                   By:/s/ Elizabeth Wilson
                                   Name: Elizabeth Wilson
                                   Title: V.P. and Branch Manager

                                   Address for Notices:

Revolving Loan Commitment:         565 Fifth Avenue
                                   New York, New York 10017
$16,363,636.36                     Attention:  Mr. James Halley
                                   Telecopy No.:  (212) 682-5720

Term Loan:

$13,636,363.64

                                   CREDIT LYONNAIS NEW YORK BRANCH,
                                   as Co-Agent and as a Lender


                                   By: /s/ Xavier Ratouis
                                   Name: Xavier Ratouis
                                   Title: Sr. V.P.

                                   Address for Notices:

Revolving Loan Commitment:         c/o Credit Lyonnais Representative Office
                                   1000 Louisiana, Suite 5360
$16,363,636.36                     Houston, Texas 77002
                                   Attention:  Mr. Page Dillehunt
                                   Telecopy No.:  (713) 751-0307

Term Loan:

$13,636,363.64

                                   BANQUE PARIBAS HOUSTON AGENCY


                                   By: /s/ Christopher S. Goodwin
                                   Name: Christopher S. Goodwin
                                   Title: V.P.


                                   By: /s/ Mei Wan Fong
                                   Name: Mei Wan Fong
                                   Title: Group V.P.

                                   Address for Notices:

Revolving Loan Commitment:         1200 Smith, Suite 3100
                                   Houston, Texas 77002
$8,181,818.18                      Attention:  Mr. Chris Goodwin
                                   Telecopy No.:  (713) 659-3832

Term Loan:

$6,818,181.82

                                   FIRST INTERSTATE BANK OF TEXAS, N.A.


                                   By: /s/ Ann M. Rhoads
                                   Name: Ann M. Rhoads
                                   Title: V.P.

                                   Address for Notices:

Revolving Loan Commitment:         1000 Louisiana, 3rd Floor
                                   Houston, Texas 77002
$8,181,818.18                      Attention:  Ms. Ann Rhoads
                                   Telecopy No.:  (713) 250-7912

Term Loan:

$6,818,181.82

                                   THE LONG-TERM CREDIT BANK OF JAPAN,
                                   LIMITED, NEW YORK BRANCH


                                   By: /s/ S. Otsubo
                                   Name: Satoru Otsubo
                                   Title: Joint General Manager

                                   Address for Notices:

Revolving Loan Commitment:         165 Broadway
                                   New York, New York 10006
$8,181,818.18                      Attention:  Mr. David Manheim
                                   Telecopy No.:  (212) 608-2371

Term Loan:

$6,818,181.82

                                   THE FIRST NATIONAL BANK OF CHICAGO


                                   By: /s/ Dixon Schultz
                                   Name: Dixon P. Schultz
                                   Title: V.P.


                                   By:
                                   Name:
                                   Title:

                                   Address for Notices:

Revolving Loan Commitment:         1100 Louisiana, Suite 3200
                                   Houston, Texas 77002
$8,181,818.18                      Attention:  Ms. Susan Hodge
                                   Telecopy No.:  (713) 654-7370

Term Loan:                         with a copy to:

$6,818,181.82                      125 West 55th Street
                                   New York, New York   10019-5366
                                   Attention:  Christina Tang
                                   Telecopy No.:  (212) 632-8736

                                   SOCIETE GENERALE, SOUTHWEST AGENCY


                                   By: /s/ Paul E. Cornell
                                   Name: Paul E. Cornell
                                   Title: First V.P.

                                   Address for Notices:

Revolving Loan Commitment:         2001 Ross Avenue, Suite 4800
                                   Dallas, Texas 75201
$8,181,818.18                      Attention:  Ms. Tequlla English
                                   Telecopy No.:  (214) 754-0171

Term Loan:                         with a copy to

$6,818,181.82                      1111 Bagby, Suite 2020
                                   Houston, Texas 77002
                                   Attention:  Mr. Jim Shelton
                                   Telecopy No.:  (713) 650-0824

                                   HIBERNIA NATIONAL BANK


                                   By: /s/ Colleen Smith
                                   Name: Colleen Smith
                                   Title: Banking Officer

                                   Address for Notices:

Revolving Loan Commitment:         313 Carondelet Street, Suite 1400
                                   New Orleans, Louisiana 70130
$5,454,545.45                      Attention:  Ms. Colleen Smith
                                   Telecopy No.:  (504) 533-2042

Term Loan:

$4,545,454.55

                                   COMERICA BANK


                                   By: /s/ Bradley Terryn
                                   Name: Bradley Terryn
                                   Title: V.P.

                                   Address for Notices:

Revolving Loan Commitment:         500 Woodward Avenue, 9th Floor, MC3281
                                   Detroit, Michigan 48226
$5,454,545.45                      Attention:  Mr. Bradley A. Terryn
                                   Telecopy No.:  (313) 222-3330

Term Loan:

$4,545,454.55

                                   CIBC, INC.


                                   By: /s/ Gary C. Gaskill
                                   Name: Gary C. Gaskill
                                   Title: V.P.

                                   Address for Notices:

Revolving Loan Commitment:         Two Paces West
                                   2727 Paces Ferry Road, Suite 1200
$5,454,545.45                      Atlanta, Georgia 30339
                                   Attention:  Loan Operations
                                   Telecopy No.:  (404) 319-4950
Term Loan:
                                   with a copy to:
$4,545,454.55
                                   Canadian Imperial Bank of Commerce
                                   Two Houston Center
                                   909 Fannin Street, Suite 1200
                                   Houston, Texas 77010
                                   Attention:  Mr. Dave Balderach
                                   Telecopy No.:  (713) 658-9922

                                   NATIONAL BANK OF CANADA


                                   By: /s/ Larry L. Sears
                                   Name: Larry L. Sears
                                   Title: Group Vice President


                                   By: /s/ David L. Schreiber
                                   Name: David L. Schreiber
                                   Title: Assistant Vice President

                                   Address for Notices:

                                   125 West 55th Street
                                   New York, New York 10019-5366
                                   Attention: Ms. Christina Tang
                                   Telecopy No.: (212) 632-8736

                                   Address for Notices:

Revolving Loan Commitment:         2121 San Jacinto, Suite 1850
                                   Dallas, Texas 75201
$5,454,545.45                      Attention:  Mr. David Schreiber
                                   Telecopy No.:  (214) 871-2015

Term Loan:

$4,545,454.55

                     [STERLING CHEMICALS, INC. LETTERHEAD]


                        REQUEST FOR EXTENSION OF CREDIT
                        -------------------------------


                           ________________, 199____



Texas Commerce Bank National Association, as Agent
712 Main Street
Houston, Texas  77002
Attention:  Manager, Refining and Petrochemicals Group


Gentlemen:

     The undersigned hereby certifies that the undersigned is the _________________________________ of STERLING CHEMICALS, INC., a Delaware
corporation (the "Company"), and that as such the undersigned is authorized to execute this Request for Extension of Credit (the "Request") on behalf of the Company pursuant to the Credit Agreement (as it may be amended, supplemented or restated from time to time, the "Credit Agreement") dated as of April 13, 1995, by and among the Company, Texas Commerce Bank National Association, as Agent, The Bank of Nova Scotia, as Documentation Agent, ABN AMRO Bank N.V., Houston Agency, Bank of Scotland and Credit Lyonnais, New York Branch, as Co-Agents, and the Lenders therein named. The (check one) [___] Loan [___] Letter of Credit being requested hereby is to be in the amount set forth in (b) below and is requested to be made on __________________, 199____, which is a Business Day. The undersigned further certifies, represents and warrants that to the undersigned's knowledge, after due inquiry (each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified herein):

     (a)  As of the date hereof, the Maximum Revolving
          Loan Available Amount is:                              $__________

     (b) The Company hereby requests under this Request a Revolving Loan or Letter of Credit (as indicated above) in the amount of $____________.

     (c) If a Letter of Credit is requested hereby, it should be issued for the benefit of __________________________________ and should have an expiration date of _______________________, 199___ (which date is no later than one year from the proposed date of


                                   EXHIBIT A
                              to Credit Agreement
          issuance) and any special language to be incorporated into such Letter of Credit is attached hereto. The sum of the face amount of the requested Letter of Credit plus the Letter of Credit Liabilities as the date hereof does not exceed $20,000,000.

     (d) The representations and warranties made in each Loan Document are true and correct in all material respects on and as of the time of delivery hereof, with the same force and effect as if made on and as of the time of delivery hereof.

     (e) No event which has had (or could reasonably be expected to have) a Material Adverse Effect has occurred.

     (f) No Default or Event of Default has occurred and is continuing or will occur as a result of the making of the Loan or the issuance of the Letter of Credit requested hereby.

     Thank you for your attention to this matter.

                                       Very truly yours,

                                       STERLING CHEMICALS, INC.


                                       By:___________________________________
                                       Name:_________________________________
                                       Title:________________________________


                                   EXHIBIT A
                              to Credit Agreement

                           BORROWING BASE CERTIFICATE


     The undersigned hereby certifies that the undersigned is the _______________________ of STERLING CHEMICALS, INC., a Delaware corporation (the "Company"), and that as such the undersigned is authorized to execute this Borrowing Base Certificate on behalf of the Company pursuant to the Credit Agreement (as it may be amended, supplemented or restated from time to time, the "Credit Agreement") dated as of April 13, 1995, by and among the Company and Texas Commerce Bank National Association, as Agent, The Bank of Nova Scotia, as Documentation Agent, ABN AMRO Bank, N. V., Houston Agency, Bank of Scotland and Credit Lyonnais, New York Branch, as Co-Agents, and the Lenders therein named. The undersigned further certifies, represents and warrants that to the undersigned's knowledge, after due inquiry (each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified herein):

     (a)  The Borrowing Base as the date hereof is calculated as follows:

          (i)    Eligible Accounts as of the date hereof               $_____

          (ii)   85% times Line (a)(i)                                 $_____

          (iii)  Eligible Inventory as of the date hereof              $_____

          (iv)   65% times Line (a)(iii)                               $_____

          (v)    Value (determined in accordance with GAAP)
                 as of the date hereof of materials and supplies
                 which are not Eligible Inventory                      $_____

          (vi)   75% times Line (a)(v)
                 (not to exceed $7,000,000)                            $_____

          (vii)  65% times Line (a)(vi)                                $_____

          (viii) The Dollar Equivalent of the current unpaid
                 principal balance of the Canadian Facility            $_____

          (ix)   Borrowing Base as the date hereof [Line (a)(ii)
                 plus (y) the lesser of (I) Line (a)(ii) or (II) the
                 sum of Line (a)(iv) plus Line (a)(vii) less (z)
                 Line (a)(viii)]                                       $_____


                                   EXHIBIT B
                              to Credit Agreement

     (b) Calculations of the Eligible accounts and Eligible Inventory are set forth on Schedule 1 attached hereto and such calculations are true and correct in all respects and conform to the definitions of "Eligible Accounts" and "Eligible Inventory" set forth in the Credit Agreement.

     (c)  No Default or Event of Default has occurred and is continuing.


     Dated _______________, 199__.



                                       _____________________________________
                                       (SIGNATURE OF AUTHORIZED OFFICER)


                                   EXHIBIT B
                              to Credit Agreement

                                 SUBSIDIARIES
                                 ------------


1. Sterling Chemicals International, Inc., a Delaware corporation (100% owned by Borrower)

2. Sterling Chemicals Energy, Inc., a Delaware corporation (100% owned by Borrower)

3.   Sterling Canada, Inc., a Delaware corporation (100% owned by Borrower)

4. Sterling Chemicals Marketing, Inc., a U.S. Virgin Islands corporation (100% owned by Borrower)

5. Sterling NRO, Ltd., an Ontario corporation (100% owned by Sterling Canada, Inc.)

6. Sterling Pulp Chemicals US, Inc., a Delaware corporation (100% owned by Sterling Canada, Inc.)

7. Sterling Pulp Chemicals, Ltd., an Ontario corporation (100% owned by Sterling Canada, Inc.)


                                   EXHIBIT C

                                   TERM NOTE

                                 Houston, Texas

$__________                                                ______________, 199_


     FOR VALUE RECEIVED, STERLING CHEMICALS, INC. ("Maker"), a Delaware corporation, promises to pay to the order of _______________________________ ______________________ ___ ("Payee"), a __________________, at the principal office of Texas Commerce Bank National Association, a national banking association, 712 Main Street, Houston, Harris County, Texas 77002, in immediately available funds and in lawful money of the United States of America, the principal sum of __________________________________________ Dollars ($_____
_____________) (or the unpaid balance of all principal advanced against this note, if that amount is less), together with interest on the unpaid principal balance of this note from time to time outstanding at the rate or rates provided in that certain Interest Rate Agreement (as amended, supplemented, restated or replaced from time to time, the "Interest Rate Agreement") attached as Schedule 1 to the Credit Agreement (hereinafter defined); provided, that for the full term of this note the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the debt evidenced hereby (including, but not limited to, all interest on this note at the Stated Rate plus the Additional Interest) shall not exceed the Ceiling Rate. Any term defined in the Interest Rate Agreement or in that certain Credit Agreement (as amended, supplemented, restated or replaced from time to time, the "Credit Agreement") dated as of April 13, 1995 among Maker, certain signatory financial institutions named therein, The Bank of Nova Scotia, as Documentation Agent, ABN AMRO Bank N.V., Houston Agency, Bank of Scotland and Credit Lyonnais, New York Branch, as Co-Agents, and Texas Commerce Bank National Association, as Agent, which is used in this note and which is not otherwise defined in this note shall have the meaning ascribed to it in the Credit Agreement or the Interest Rate Agreement, as the case may be.

     1. Credit Agreement; Advances; Security. This note has been issued pursuant to the terms of the Credit Agreement, and is one of the Term Notes referred to in the Credit Agreement. Advances against this note by Payee or other holder hereof shall be governed by the terms and provisions of the Credit Agreement. Reference is hereby made to the Credit Agreement for all purposes. Payee is entitled to the benefits of and security provided for in the Credit Agreement. The unpaid principal balance of this note at any time shall be the total of all amounts lent or advanced against this note less the amount of all payments or permitted prepayments made on this note and by or for the account of Maker. All loans and advances and all payments and permitted prepayments made hereon may be endorsed by the holder of this note on a schedule which may be attached hereto (and thereby made a part hereof for all purposes) or otherwise recorded in the holder's records; provided, that any failure to make notation (or any error in such notation) of (a) any advance shall not cancel, limit or otherwise affect Maker's

                                   EXHIBIT D
                              to Credit Agreement
obligations or any holder's rights with respect to that advance, or (b) any payment or permitted prepayment of principal shall not cancel, limit or otherwise affect Maker's entitlement to credit for that payment as of the date received by the holder.

     2.   Mandatory Payments of Principal and Interest.

     (a) Accrued and unpaid interest on the unpaid principal balance of this note shall be due and payable on the Interest Payment Dates in accordance with the terms of the Credit Agreement and the Interest Rate Agreement.

     (b) The principal of this note shall be due and payable in quarterly installments due on each Quarterly Date, beginning on July 1, 1995, equal to ___________% times $4,464,285.71 (subject to adjustment as provided in the Credit Agreement). On the Maturity Date, the entire unpaid principal balance of this note and all accrued and unpaid interest on the unpaid principal balance of this note shall be finally due and payable.

     (c) The Credit Agreement provides for required prepayments of the indebtedness evidenced hereby upon terms and conditions specified therein.

     3. No Usury Intended; Spreading. Notwithstanding any provision to the contrary contained in this note or any of the other Loan Documents, it is expressly provided that in no case or event shall the aggregate of (i) all interest on the unpaid balance of this note, accrued or paid from the date hereof and (ii) the aggregate of any other amounts accrued or paid pursuant to this note or any of the other Loan Documents, which under applicable laws are or may be deemed to constitute interest upon the indebtedness evidenced by this note from the date hereof, ever exceed the Ceiling Rate. In this connection, Maker and Payee stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable federal and Texas usury laws (and the usury laws of any other jurisdiction whose usury laws are deemed to apply to this note or any of the other Loan Documents despite the intention and desire of the parties to apply the usury laws of the State of Texas). In furtherance thereof, none of the terms of this note or any of the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Ceiling Rate. Maker or other parties now or hereafter becoming liable for payment of the indebtedness evidenced by this note shall never be liable for interest in excess of the Ceiling Rate. If, for any reason whatever, the interest paid or received on this note during its full term produces a rate which exceeds the Ceiling Rate, the holder of this note shall credit against the principal of this note (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid on this note to produce a rate equal to the Ceiling Rate. All sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized,

                                   EXHIBIT D
                              to Credit Agreement
prorated, allocated and spread in equal parts throughout the full term of this note, so that the interest rate is uniform throughout the full term of this note. The provisions of this Paragraph shall control all agreements, whether now or hereafter existing and whether written or oral, between Maker and Payee.

     4. Default. The Credit Agreement provides for the acceleration of the maturity of this note and other rights and remedies upon the occurrence of certain events specified therein.

     5. Waivers by Maker and Others. Except to the extent, if any, that notice of default is expressly required herein or in any of the other Loan Documents, Maker and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or to maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

     6. Paragraph Headings. Paragraph headings appearing in this note are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this note.

     7. Choice of Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

     8. Successors and Assigns. This note and all the covenants and agreements contained herein shall be binding upon, and shall inure to the benefit of, the respective legal representatives, heirs, successors and assigns of Maker and Payee.

     9. Records of Payments. The records of Payee shall be prima facie evidence of the amounts owing on this note.

     10. Severability. If any provision of this note is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this note shall not be affected thereby, and this note shall be liberally construed so as to carry out the intent of the parties to it.

                                   EXHIBIT D
                              to Credit Agreement

     11. Business Loans. Maker warrants and represents to Payee and all other holders of this note that all loans evidenced by this note are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One.


                                       STERLING CHEMICALS, INC.


                                       By:___________________________________
                                       Name:_________________________________
                                       Title:________________________________


                                   EXHIBIT D
                              to Credit Agreement

                                 REVOLVING NOTE

                                 Houston, Texas

$__________                                              ________________, 199_


     FOR VALUE RECEIVED, STERLING CHEMICALS, INC. ("Maker"), a Delaware corporation, promises to pay to the order of _________________________________ ("Payee"), a _______________, at the principal office of Texas Commerce Bank National Association, a national banking association, 712 Main Street, Houston, Harris County, Texas 77002, in immediately available funds and in lawful money of the United States of America, the principal sum of_____________________ ___________________ Dollars ($____________) (or the unpaid balance of all principal advanced against this note, if that amount is less), together with interest on the unpaid principal balance of this note from time to time outstanding at the rate or rates provided in that certain Interest Rate Agreement (as amended, supplemented, restated or replaced from time to time, the "Interest Rate Agreement") attached as Schedule 1 to the Credit Agreement (hereinafter defined); provided, that for the full term of this note the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the debt evidenced hereby (including, but not limited to, all interest on this note at the Stated Rate plus the Additional Interest) shall not exceed the Ceiling Rate. Any term defined in the Interest Rate Agreement or in that certain Credit Agreement (as amended, supplemented, restated or replaced from time to time, the "Credit Agreement") dated as of April 13, 1995 among Maker, certain signatory financial institutions named therein, The Bank of Nova Scotia, as Documentation Agent, ABN AMRO Bank, N.V., Houston Agency, Bank of Scotland and Credit Lyonnais, New York Branch, as Co-Agents, and Texas Commerce Bank National Association, as Agent, which is used in this note and which is not otherwise defined in this note shall have the meaning ascribed to it in the Credit Agreement or the Interest Rate Agreement, as the case may be.

     1. Credit Agreement; Advances; Security. This note has been issued pursuant to the terms of the Credit Agreement, and is one of the Revolving Notes referred to in the Credit Agreement. Advances against this note by Payee or other holder hereof shall be governed by the terms and provisions of the Credit Agreement. Reference is hereby made to the Credit Agreement for all purposes. Payee is entitled to the benefits of and security provided for in the Credit Agreement. The unpaid principal balance of this note at any time shall be the total of all amounts lent or advanced against this note less the amount of all payments or permitted prepayments made on this note and by or for the account of Maker. All loans and advances and all payments and permitted prepayments made hereon may be endorsed by the holder of this note on a schedule which may be attached hereto (and thereby made a part hereof for all purposes) or otherwise recorded in the holder's records; provided, that any failure to make notation (or any error in such notation) of (a) any advance shall not cancel, limit or otherwise affect Maker's

                                   EXHIBIT E
                              to Credit Agreement
obligations or any holder's rights with respect to that advance, or (b) any payment or permitted prepayment of principal shall not cancel, limit or otherwise affect Maker's entitlement to credit for that payment as of the date received by the holder.

     2.   Mandatory Payments of Principal and Interest.

     (a) Accrued and unpaid interest on the unpaid principal balance of this note shall be due and payable on the Interest Payment Dates in accordance with the terms of the Credit Agreement and the Interest Rate Agreement.

     (b) The entire unpaid principal balance of this note shall be finally due and payable on the Maturity Date.

     (c) The Credit Agreement provides for required prepayments of the indebtedness evidenced hereby upon terms and conditions specified therein.

     3. No Usury Intended; Spreading. Notwithstanding any provision to the contrary contained in this note or any of the other Loan Documents, it is expressly provided that in no case or event shall the aggregate of (i) all interest on the unpaid balance of this note, accrued or paid from the date hereof and (ii) the aggregate of any other amounts accrued or paid pursuant to this note or any of the other Loan Documents, which under applicable laws are or may be deemed to constitute interest upon the indebtedness evidenced by this note from the date hereof, ever exceed the Ceiling Rate. In this connection, Maker and Payee stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable federal and Texas usury laws (and the usury laws of any other jurisdiction whose usury laws are deemed to apply to this note or any of the other Loan Documents despite the intention and desire of the parties to apply the usury laws of the State of Texas). In furtherance thereof, none of the terms of this note or any of the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Ceiling Rate. Maker or other parties now or hereafter becoming liable for payment of the indebtedness evidenced by this note shall never be liable for interest in excess of the Ceiling Rate. If, for any reason whatever, the interest paid or received on this note during its full term produces a rate which exceeds the Ceiling Rate, the holder of this note shall credit against the principal of this note (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid on this note to produce a rate equal to the Ceiling Rate. All sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this note, so that the interest rate is uniform throughout the full term of this note. The provisions of this Paragraph shall control all agreements, whether now or hereafter existing and whether written or oral, between Maker and Payee.


                                   EXHIBIT E
                              to Credit Agreement

     4. Default. The Credit Agreement provides for the acceleration of the maturity of this note and other rights and remedies upon the occurrence of certain events specified therein.

     5. Waivers by Maker and Others. Except to the extent, if any, that notice of default is expressly required herein or in any of the other Loan Documents, Maker and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or to maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

     6. Paragraph Headings. Paragraph headings appearing in this note are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this note.

     7. Choice of Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

     8. Successors and Assigns. This note and all the covenants and agreements contained herein shall be binding upon, and shall inure to the benefit of, the respective legal representatives, heirs, successors and assigns of Maker and Payee.

     9. Records of Payments. The records of Payee shall be prima facie evidence of the amounts owing on this note.

     10. Severability. If any provision of this note is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this note shall not be affected thereby, and this note shall be liberally construed so as to carry out the intent of the parties to it.

     11. Revolving Loan. Subject to the terms and provisions of the Credit Agreement, Maker may use all or any part of the credit provided to be evidenced by this note at any time before the Maturity Date. Maker may borrow, repay and reborrow hereunder, and except as set forth in the Credit Agreement there is no limitation on the number of advances made hereunder. Pursuant to Article 15.10(b) of Chapter 15 ("Chapter 15") of Title 79, Texas

                                   EXHIBIT E
                              to Credit Agreement

Revised Civil Statutes, 1925, as amended, Maker and Payee expressly agree that Chapter 15 shall not apply to this note or to any loan evidenced by this note and that neither this note nor any such loan shall be governed by or subject to the provisions of Chapter 15 in any manner whatsoever.

     12. Business Loans. Maker warrants and represents to Payee and all other holders of this note that all loans evidenced by this note are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One.


                                       STERLING CHEMICALS, INC.


                                       By:___________________________________
                                       Name:_________________________________
                                       Title:________________________________


                                   EXHIBIT E
                              to Credit Agreement

                           ASSIGNMENT AND ACCEPTANCE
                           -------------------------

                       Dated: ___________________, 199_


     Reference is made to the Credit Agreement dated as of April 13, 1995
(as restated, amended, modified, supplemented and in effect from time to time, the "Credit Agreement"), among Sterling Chemicals, Inc., a Delaware corporation (the "Company"), the Lenders named therein, The Bank of Nova Scotia, a Documentation Agent, ABN AMRO Bank N.V., Houston Agency, Bank of Scotland and Credit Lyonnais, New York Branch, as Co-Agents, and Texas Commerce Bank National Association, as Agent (the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. This Assignment and Acceptance, between the Assignor (as defined and set forth on Schedule I hereto and made a part hereof) and the Assignee (as defined and set forth on Schedule I hereto and made a part hereof) is dated as of the Effective Date (as set forth on Schedule I hereto and made a part hereof).

     1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date, an undivided ________% interest (the "Assigned Interest") in and to all the Assignor's rights and obligations under the Credit Agreement as set forth on Schedule I (collectively, the "Assigned Facilities," individually, an "Assigned Facility").

     2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or its Subsidiaries or the performance or observance by the Company or its Subsidiaries of any of its respective obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; and (iii) attaches the Note(s) held by it evidencing the Assigned Facility or Facilities, as the case may be, and requests that the Agent exchange such Note(s) for a new Note or Notes payable to the Assignor (if the Assignor has retained any interest in the Assigned Facility or Facilities) and a new Note or Notes payable to the Assignee in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).


                                   EXHIBIT F
                              to Credit Agreement

     3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 6.2 thereof, or if later, the most recent financial statements delivered pursuant to Section 7.2 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis;
(iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (vi) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty, and (vii) has supplied the information requested on the administrative questionnaire submitted by the Agent.

     4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by it and the Company and recording by the Agent pursuant to Section 11.6 of the Credit Agreement, effective as of the Effective Date (which Effective Date shall, unless otherwise agreed to by the Agent, be at least five Business Days after the execution of this Assignment and Acceptance).

     5. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee, whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

     6. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                                   EXHIBIT F
                              to Credit Agreement

     7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers on
Schedule I hereto.

                                   EXHIBIT F
                              to Credit Agreement

                    SCHEDULE I TO ASSIGNMENT AND ACCEPTANCE


Legal Name of Assignor: ______________________________________________________

Legal Name of Assignee: ______________________________________________________

Effective Date of Assignment:  __________________, 199_


                                                Principal
                                                Amount (or,
                                                with respect
                                                 to Letters
          Assigned                            of Credit, face
          Facilities                          amount) Assigned
          ----------                          ----------------

Term Loans:                                   $_______________

Revolving Loans:                              $_______________

Letter of Credit
 participation interests                      $_______________


          Total          $______________

Accepted:

TEXAS COMMERCE BANK NATIONAL           _______________________________________
  ASSOCIATION, as Agent                as Assignor


By:_________________________           By:____________________________________
Name:_______________________           Name:__________________________________
Title:______________________           Title:_________________________________

                                   EXHIBIT F
                              to Credit Agreement

____________________________
as Assignee


By:_________________________
Name:_______________________
Title:______________________



Acknowledged and Agreed:

STERLING CHEMICALS, INC.


By:_________________________
Name:_______________________
Title:______________________

                                   EXHIBIT F
                              to Credit Agreement

                            COMPLIANCE CERTIFICATE
                            ----------------------

     The undersigned hereby certifies that the undersigned is the _____________ ________________________________ of STERLING CHEMICALS, INC., a Delaware
corporation (the "Borrower"), and that as such the undersigned is authorized to execute this certificate on behalf of the Borrower pursuant to the Credit Agreement (as it may be amended, supplemented or restated from time to time, the "Credit Agreement") dated as of April 13, 1995, by and among the Borrower, TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Agent, a national banking association, The Bank of Nova Scotia, as Documentation Agent, ABN AMRO Bank N.V., Houston Agency, Bank of Scotland and Credit Lyonnais, New York Branch, as Co-Agents, and the financial institutions therein named; and that a review of the Borrower and its Subsidiaries has been made under the supervision of the undersigned with a view to determining whether the Borrower and its Subsidiaries have fulfilled all of their respective obligations under the Credit Agreement, the Notes and the other Loan Documents; and on behalf of the Borrower further certifies, represents and warrants that to the undersigned's knowledge, after due inquiry (each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified):

          (a) The financial statements delivered to the Agent concurrently with this Compliance Certificate have been prepared in accordance with GAAP consistently followed throughout the period indicated and fairly present the financial condition and results of operations of the applicable Persons as at the end of, and for, the period indicated (subject, in the case of Quarterly Financial Statements and monthly statements of income and cash flow, to normal changes resulting from year-end adjustments).

          (b) No Default or Event of Default has occurred and is continuing. In this regard, the compliance with the provisions of Section 7.3 of the Credit Agreement is as follows:

(i)  Section 7.3(a) -- Debt to EBITDA Ratio
     --------------

                    Actual                   Required
                    ------                   --------

                    ______ to 1.00           4.00 to 1.00

(ii) Section 7.3(b) -- Fixed Charge Coverage Ratio
     --------------

                    Actual                   Required
                    ------                   --------

                    ______ to 1.00           1.25 to 1.00



                                   EXHIBIT G
                              to Credit Agreement

(iii)  Section 7.3(c) -- Adjusted Fixed Charge Ratio (only required in case of
       --------------    dividends)

                    Actual                   Required
                    ------                   --------

                    ______ to 1.00           1.10 to 1.00

(iv)   Section 7.3(d) -- Net Worth
       ______________

                    Actual                   Required
                    ------                   --------

                   $ _______                 $ ________

(v)    Section 7.3(e) -- Current Ratio

                    Actual                   Required
                    ------                   --------

                    ______ to 1.00           1.10 to 1.00


       DATED as of __________________, 199___.


                                     -----------------------------------
                                     [SIGNATURE OF AUTHORIZED OFFICER]


                                   EXHIBIT G
                              to Credit Agreement

                                   EXHIBIT H

                           EXISTING LETTERS OF CREDIT


        ISSUER           LC#                      BENEFICIARY                       AMOUNT
        ------           ---                      -----------                       ------

Bank of Nova Scotia    A152180         Insurance Company of North America        $      20,000

Bank of Nova Scotia    A152224   Texas Natural Resource Conservation Commission  $  387,450.00

Bank of Nova Scotia    A152225   Texas Natural Resource Conservation Commission  $1,464,517.00

Bank of Nova Scotia    A152413         Reliance National Risk Specialists        $  300,000.00

                                                                                 -------------
                                                                          TOTAL  $2,171,967.00
                                                                                 =============

                                 SCHEDULE 6.10

                                 ERISA MATTERS

                                      NONE

                                  SCHEDULE 8.1

                      EXISTING BORROWED MONEY INDEBTEDNESS

                                      NONE
                                      ----

                                  SCHEDULE 8.2

                                 EXISTING LIENS


Liens existing under the Security Agreement dated as of August 1, 1988, between BP Chemicals Inc., formerly known as BP Chemicals America Inc., as secured party, and Sterling Chemicals, Inc., as debtor, securing obligations under the Production Agreement dated as of April 15, 1988, between those parties covering certain production related to the Production Agreement, certain proceeds of such production, and certain equipment and fixtures related to the production, all as described in the Security Agreement.

                                  SCHEDULE 8.3

                        EXISTING CONTINGENT LIABILITIES


                                      NONE
                                      ----

                                  SCHEDULE 8.8

                              EXISTING INVESTMENTS

                                  DESCRIPTION
                                  -----------



                   PRIMEX, LTD.- COMMON STOCK (2,500 SHARES)
               PRIMEX, LTD.-SERIES "A" PREFERRED (7,957 SHARES)

                  50% OF S & L CO-GENERATION (A PARTNERSHIP)

                            INTEREST RATE AGREEMENT

     THIS INTEREST RATE AGREEMENT (this "Agreement") is attached as SCHEDULE 1 to the Credit Agreement (as amended, supplemented, restated or replaced from time to time, the "Credit Agreement"), of even date herewith, by and among STERLING CHEMICALS, INC. ("Borrower"), a Delaware corporation, certain financial institutions from time to time a party thereto, The Bank of Nova Scotia, as Documentation Agent, ABN AMRO Bank N.V., Houston Agency, Bank of Scotland and Credit Lyonnais, New York Branch, as Co-Agents, and TEXAS COMMERCE BANK NATIONAL ASSOCIATION (in such capacity "Agent"), a national banking association acting as agent for such financial institutions.

RECITALS

     1. Any capitalized term defined in the Credit Agreement which is used in this Agreement shall, unless otherwise defined herein, have the meaning ascribed to it in the Credit Agreement.

     2. For convenience, Borrower and Agent desire to gather the provisions of the Loan Documents relating solely to interest, including the selection of interest rate options, into a separate agreement.

AGREEMENTS

     NOW, THEREFORE, in consideration of the execution and delivery of the Notes, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   DEFINITIONS

     Capitalized words and phrases used in this Agreement have the meanings provided below. Unless otherwise stated, references to sections are to sections in this Agreement.

     Additional Interest means the aggregate of all amounts accrued or paid pursuant to the Notes or any of the other Loan Documents (other than interest on the Notes at the Stated Rate) which, under applicable laws, are or may be deemed to constitute interest on the indebtedness evidenced by the Notes.

     Base Rate means for any day a rate per annum equal to the lesser of (a) the greater of (1) the Prime Rate for that day and (2) the Federal Funds Rate for that day plus 1/2 of 1% or (b) the Ceiling Rate. If for any reason Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds

                                  SCHEDULE 1
                              to Credit Agreement

Rate for any reason, including, without limitation, the inability or failure of Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall, until the circumstances giving rise to such inability no longer exist, be the lesser of (a) the Prime Rate or (b) the Ceiling Rate.

     Base Rate Borrowing means that portion of the principal balance of the Loans at any time bearing interest at the Base Rate.

     Ceiling Rate means, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas laws permits the higher interest rate, stated as a rate per annum. On each day, if any, that Chapter One establishes the Ceiling Rate, the Ceiling Rate shall be the "indicated rate ceiling" (as defined in Chapter One) for that day. Agent may from time to time, as to current and future balances, implement any other ceiling under Chapter One by notice to Borrower, if and to the extent permitted by Chapter One. Without notice to Borrower or any other person or entity, the Ceiling Rate shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates.

     Chapter One means Chapter One of Title 79, Texas Revised Civil Statutes, 1925, as amended.

     Eurodollar Business Day means a Business Day on which transactions in United States dollar deposits between banks may be carried on in whatever Eurodollar interbank market may be selected by Agent in accordance herewith.

     Eurodollar Interbank Rate means, for each Interest Period, the rate of interest per annum, rounded, if necessary, to the next highest whole multiple of one-sixteenth percent (1/16%), quoted by Agent at or before 10:00 a.m., Houston, Texas time (or as soon thereafter as practicable), on the date two Eurodollar Business Days before the first day of such Interest Period, to be the arithmetic average of the prevailing rates per annum at the time of determination and in accordance with the then existing practice in the applicable market, for the offering to Agent by one or more prime banks selected by Agent in its sole discretion, in whatever Eurodollar interbank market may be selected by Agent in its sole discretion, of deposits in Dollars for delivery on the first day of such Interest Period and having a maturity equal to the length of such Interest Period and in an amount equal (or as nearly equal as may be) to the Eurodollar Rate Borrowing to which such Interest Period relates. Each determination by Agent of the Eurodollar Interbank Rate shall be conclusive and binding, absent manifest error, and may be computed using any reasonable averaging and attribution method.

     Eurodollar Rate means for any day a rate per annum equal to the lesser of
(a) the sum of (1) the Eurodollar Interbank Rate in effect on the first day of the Interest Period for the applicable Eurodollar Rate Borrowing plus (2) the applicable Margin Percentage in effect on the first day of the Interest Period for the applicable Eurodollar Rate Borrowing and (b) the Ceiling

Rate. Each Eurodollar Rate is subject to adjustments for reserves and other matters as provided for in Section 2.3 hereof.

     Eurodollar Rate Borrowing means each portion of the principal balance of the Loans at any time bearing interest at a Eurodollar Rate.

     Eurodollar Reserve Requirement means, on any day, for any Loans of any Lender bearing interest at the Eurodollar Rate and any Interest Period, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained by such Lender during such Interest Period under Regulation D against "Eurocurrency liabilities" (as such term is used in Regulation D). Each determination of the Eurodollar Reserve Requirement by a Lender shall be conclusive and binding, absent manifest error, and may be computed using any reasonable averaging and attribution method.

     Federal Funds Rate means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent in its sole and absolute discretion.

     Funding Loss means, with respect to (a) Borrower's payment of principal of a Eurodollar Rate Borrowing on a day before the last day of the applicable Interest Period; (b) Borrower's failure to borrow a Eurodollar Rate Borrowing on the date specified by Borrower; (c) Borrower's failure to make any prepayment of the Loans (other than Base Rate Borrowings) on the date specified by Borrower, or (d) any cessation of a Eurodollar Rate to apply to the Loans or any part thereof pursuant to Section 2.3, in each case whether voluntary or involuntary, any loss, expense, penalty, premium or liability incurred by any Lender (including but not limited to any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain a Loan).

     Interest Options means the Base Rate and each Eurodollar Rate, and "Interest Option" means either of them.

     Interest Payment Dates means (a) for Base Rate Borrowings, July 1, 1995 and the first day of each October, January, April and July thereafter prior to the Maturity Date and the Maturity Date; and (b) for Eurodollar Rate Borrowings, the end of the applicable Interest Period (and if such Interest Period exceeds three months' duration, quarterly, commencing on the first quarterly anniversary of the first day of such Interest Period) and the Maturity Date.

     Interest Period means, for each Eurodollar Rate Borrowing, a period commencing on the date such Eurodollar Rate Borrowing began and ending on the numerically corresponding day which is, subject to availability, not less than 1 nor more than 12 months thereafter, as Borrower shall elect in accordance herewith; provided, (v) any Interest Period with respect to a Eurodollar Rate Borrowing which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day, unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day; (w) any Interest Period with respect to a Eurodollar Rate Borrowing which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of the appropriate calendar month; (x) no Interest Period shall ever extend beyond the Maturity Date; and (y) Interest Periods shall be selected by Borrower in such a manner that the Interest Period with respect to any portion of the Loans which shall become due shall not extend beyond such due date.

     Margin Percentage means:

     (a) On any day prior to the first adjustment after the date hereof pursuant to clause (b) of this definition, 0.75%;

     (b) the Margin Percentage for any day shall be the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Debt to EBITDA Ratio as of the last day of each March, June, September and December (beginning with the fiscal quarter ending on June 30, 1995) (such increase or decrease to be effective on the date that Borrower delivers the Quarterly Financial Statements for the fiscal quarter ending on such date to the Agent pursuant to the terms of the Credit Agreement):


                                                   Eurodollar Rate
                     Debt to                       Borrowings Margin
                   EBITDA Ratio                       Percentage
                   ------------                       ----------

           Greater than or equal to 3.50                  1.25

           Greater than or equal to
           2.50 but less than 3.50                        1.00

           Greater than or equal to
           1.50 but less than 2.50                        0.75

           Less than 1.50                                 0.65

     Prime Rate means, on any day, the prime rate for that day as announced from time to time by TCB and thereafter entered in the minutes of its Loan and Discount Committee. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate or a favored rate, and TCB, Agent and each Lender disclaims any statement, representation or warranty to the contrary.
TCB, Agent or any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

     Rate Designation Date means that Business Day which is (a) in the case of Base Rate Borrowings, 11:00 a.m., Houston, Texas time, on the date of such borrowing and (b) in the case of Eurodollar Rate Borrowings, 11:00 a.m., Houston, Texas time, on the date three Eurodollar Business Days preceding the first day of any proposed Interest Period.

     Rate Designation Notice means a written notice substantially in the form of Exhibit A.

     Regulation D means Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and includes any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

     Stated Rate means the effective weighted per annum rate of interest applicable to the Loans. Without notice to Borrower or any other person or entity, the Stated Rate shall automatically fluctuate upward and downward in accordance with the provisions of this definition.

     Taxes means any tax, levy, impost, duty, charge or fee.

2.   INTEREST OPTIONS FOR LOANS

     2.1 Options Available. The outstanding principal balance of the Notes shall bear interest at the Base Rate; provided, that (1) all amounts, both principal and accrued interest, remaining past due beyond the grace period (if any) provided in the Credit Agreement shall bear interest at the Past Due Rate, and (2) subject to the provisions hereof, Borrower shall have the option of having all or any portion of the principal balances of the Notes from time to time outstanding bear interest at a Eurodollar Rate. The records of Agent with respect to Interest Options, Interest Periods and the amounts of Loans to which they are applicable shall be binding and conclusive, absent manifest error. Interest on the Loans shall be calculated at the Base Rate except where it is expressly provided pursuant to this Agreement that a Eurodollar Rate or the Past Due Rate is to apply. Interest on the amount of each advance against the Notes shall be computed on the amount of that advance and from the date it is made. Notwithstanding anything in this Agreement to the contrary, for the full term of the Notes the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holders of the Notes for the use, forbearance or detention of the debt evidenced thereby (including all interest on the Notes at the Stated Rate plus the Additional Interest) shall not exceed the Ceiling Rate.

     2.2 Designation and Conversion. Borrower shall have the right to designate or convert its Interest Options in accordance with the provisions hereof. Subject to the last sentence of Section 2.1 and the provisions of
Section 2.3, Borrower may elect to have a Eurodollar Rate apply or continue to apply to all or any portion of the principal balance of the Notes. Each change in Interest Options shall be a conversion of the rate of interest applicable to the specified portion of the Loans, but such conversion shall not change the respective outstanding principal balances of the Notes. The Interest Options shall be designated or converted in the manner provided below:

     (a) Borrower shall give Agent telephonic notice, promptly confirmed by a Rate Designation Notice. Each such telephonic and written notice shall specify the amount of the Loan and type (i.e. Revolving Loan or Term Loan) which is the subject of the designation, if any; the amount of borrowings into which such borrowings are to be converted or for which an Interest Option is designated; the proposed date for the designation or conversion and the Interest Period or Periods, if any, selected by Borrower. Such telephonic notice shall be irrevocable and shall be given to Agent no later than the applicable Rate Designation Date.

     (b) No more than six (6) Eurodollar Rate Borrowings shall be in effect at any time.

     (c) Each designation or conversion of a Eurodollar Rate Borrowing shall occur on a Eurodollar Business Day.

     (d) Unless the Borrower makes the payment required by Section 2.3(d) hereof, no Eurodollar Rate Borrowing shall be converted to a Base Rate Borrowing on any day other than the last day of the applicable Interest Period.

     (e) Each Eurodollar Rate Borrowing shall be in the amount of at least $1,000,000.

     (f) Each designation of an Interest Option with respect to the Revolving Notes or the Term Notes shall apply to all of the Revolving Notes or Term Notes, respectively, ratably in accordance with their respective outstanding principal balances. If any Lender assigns an interest in any of its Notes when any Eurodollar Rate Borrowing is outstanding with respect thereto, then such assignee shall have its ratable interest in such Eurodollar Rate Borrowing.

     2.3  Special Provisions Applicable to Eurodollar Rate Borrowings.

     (a) Options Unlawful. If the adoption of any applicable Legal Requirement or any change in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by Agent or any Lender with any request or directive (whether or not having the force of law) of any central bank or other Governmental

Authority shall at any time make it unlawful or impossible for Agent or any Lender to permit the establishment of or to maintain any Eurodollar Rate Borrowing, the commitment to establish or maintain such Eurodollar Rate Borrowing shall forthwith be suspended and Borrower shall forthwith, upon demand by Agent to Borrower, (1) if required to avoid a violation of any Legal Requirement, convert the Eurodollar Rate Borrowing with respect to which such demand was made to a Base Rate Borrowing; (2) pay all accrued and unpaid interest to date on the amount so converted; and (3) pay any amounts required to compensate each Lender for any additional cost or expense which each Lender may incur as a result of such adoption of or change in such Legal Requirement or in the interpretation or administration thereof and any Funding Loss which each Lender may incur as a result of such conversion. If, when Agent so notifies Borrower, Borrower has given a Rate Designation Notice specifying a Eurodollar Rate Borrowing but the selected Interest Period has not yet begun, such Rate Designation Notice shall be deemed to be of no force and effect, as if never made, and the balance of the Loans specified in such Rate Designation Notice shall bear interest at the Base Rate until a different available Interest Option shall be designated in accordance herewith.

     (b) Increased Cost of Borrowings. If the adoption of any applicable Legal Requirement or any change in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by any Lender with any request or directive (whether or not having the force of law) of any central bank or Governmental Authority shall at any time, as a result of any portion of the principal balances of the Notes being maintained on the basis of a Eurodollar Rate:

          (1) subject any Lender (or make it apparent that any Lender is subject) to any Taxes, or any deduction or withholding for any Taxes, on or from any payment due under any Eurodollar Rate Borrowing or other amount due hereunder, other than income and franchise taxes of the United States and its political subdivisions; or

          (2) change the basis of taxation of payments due from Borrower to any Lender under any Eurodollar Rate Borrowing (otherwise than by a change in the rate of taxation of the overall net income of such Lender); or

          (3) impose, modify, increase or deem applicable any reserve requirement, special deposit requirement or similar requirement (including, but not limited to, state law requirements and Regulation D) imposed, modified, increased or deemed applicable by any Governmental Authority against assets held by any Lender, or against deposits or accounts in or for the account of any Lender, or against loans made by any Lender, or against any other funds, obligations or other property owned or held by any Lender; or

          (4) impose on any Lender any other condition regarding any Eurodollar Rate Borrowing;

and the result of any of the foregoing is to increase the cost to any Lender of agreeing to make or of making, renewing or maintaining such Eurodollar Rate Borrowing, or reduce the amount of principal or interest received by any Lender, then, upon demand by Agent, Borrower shall pay to Agent, from time to time as specified by Agent, additional amounts which shall compensate each Lender for such increased cost or reduced amount. The determination by any Lender of the amount of any such increased cost, increased reserve requirement or reduced amount shall be conclusive and binding, absent manifest error. Each Lender will notify the Borrower through the Agent of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and (if so requested by the Borrower through the Agent) will designate a different lending office of such Lender for the applicable Eurodollar Rate Borrowing or will take such other action as the Borrower may reasonable request if such designation or action is consistent with the internal policy of such Lender and legal and regulatory restrictions, will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender (provided that such Lender shall have no obligation so to designate a different lending office which is located in the United States of America).

     (c) Inadequacy of Pricing and Rate Determination. If for any reason with respect to any Interest Period, the Agent (or, in the case of clause 3 below, the applicable Lender) shall have determined (which determination shall be conclusive and binding upon Borrower) that:

          (1) Agent is unable through its customary general practices to determine any applicable Eurodollar Rate, or

          (2) by reason of circumstances affecting the applicable market, generally, Agent is not being offered deposits in United States dollars in such market, for the applicable Interest Period and in an amount equal to the amount of any applicable Eurodollar Rate Borrowing requested by Borrower, or

          (3) any applicable Eurodollar Rate will not adequately and fairly reflect the cost to any Lender of making and maintaining such Eurodollar Rate Borrowing hereunder for any proposed Interest Period, then Agent shall give Borrower notice thereof and thereupon, (A) any Rate Designation Notice previously given by Borrower designating the applicable Eurodollar Rate Borrowing which has not commenced as of the date of such notice from Agent shall be deemed for all purposes hereof to be of no force and effect, as if never given, and (B) until Agent shall notify Borrower that the circumstances giving rise to such notice from Agent no longer exist, each Rate Designation

Notice requesting the applicable Eurodollar Rate shall be deemed a request for a Base Rate Borrowing, and any applicable Eurodollar Rate Borrowing then outstanding shall be converted, without any notice to or from Borrower, upon the termination of the Interest Period then in effect with respect to it, to a Base Rate Borrowing.

     (d) Funding Losses. Borrower shall indemnify each Lender against and hold each Lender harmless from any Funding Loss. This agreement shall survive the payment of the Notes. A certificate as to any additional amounts payable pursuant to this paragraph submitted to Borrower shall be conclusive and binding upon Borrower, absent manifest error.

3.   MISCELLANEOUS

     3.1 Funding Offices; Adjustments Automatic; Calculation Year. Any Lender may, if it so elects, fulfill its obligation as to any Eurodollar Rate Borrowing by causing a branch or affiliate of such Lender to make such Loan and may transfer and carry such Loan at, to or for the account of any branch office or affiliate of such Lender; provided, that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of Borrower to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it for the account of such branch or affiliate. Without notice to Borrower or any other person or entity, each rate required to be calculated or determined under this Agreement shall automatically fluctuate upward and downward in accordance with the provisions of this Agreement. Interest at the Prime Rate shall be computed on the basis of the actual number of days elapsed in a year consisting of 365 or 366 days, as the case may be.
All other interest required to be calculated or determined under this Agreement shall be computed on the basis of the actual number of days elapsed in a year consisting of 360 days, unless the Ceiling Rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding the Ceiling Rate, the applicable interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which accrued.

     3.2 Funding Sources. Notwithstanding any provision of this Agreement to the contrary and each Lender shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each Eurodollar Rate Borrowing during each Interest Period through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

     3.3 Affected Lenders. In the event a Lender ("Affected Lender") shall have

          (i) delivered a notice pursuant to this Agreement claiming that such Affected Lender is unable to extend Eurodollar Rate Loans to Borrower for reasons not generally applicable to the other Lenders, or

          (ii) shall have requested compensation from Borrower under any of the provisions hereof to recover increased costs incurred by such Affected Lender which are not being incurred generally by the other Lenders, then, in any such case, Borrower or Agent may make written demand on such Affected Lender (with a copy to Borrower in the case of a demand by Agent and with a copy to Agent in the case of a demand by Borrower) for the Affected Lender to assign, and such Affected Lender shall assign pursuant to one or more duly executed Assignment and Acceptances within five (5) Business Days after the date of such demand, to one or more assignees permitted under Section 11.6 of the Credit Agreement (each, an "Eligible Assignee") which Borrower or Agent, as the case may be, shall have engaged for such purpose, all of such Affected Lender's rights and obligations under the Credit Agreement (including, without limitation, its Revolving Loan Commitments, its Notes and all Loans owing to it, all Letters of Credit, and its obligation to participate in additional Letters of Credit thereunder) in accordance with Section 11.6 of the Credit Agreement.


     EXECUTED as of the 13th day of April, 1995.

                                       STERLING CHEMICALS, INC.,
                                       a Delaware corporation


                                       By:  /s/ Jim P. Wise
                                          ------------------------------------
                                           Jim P. Wise, Vice President-Finance
                                           & Chief Financial Officer


                                       TEXAS COMMERCE BANK NATIONAL
                                       ASSOCIATION, as Agent


                                       By:  /s/ Gregory R. Ford
                                          ------------------------------------
                                           Gregory R. Ford,
                                           Vice President

                            RATE DESIGNATION NOTICE


     Sterling Chemicals, Inc., Texas Commerce Bank National Association, as Agent, The Bank of Nova Scotia, as Documentation Agent, ABN AMRO Bank N.V., Houston Agency, Bank of Scotland and Credit Lyonnais, New York Branch, as Co-Agents, and certain financial institutions executed and delivered that certain Credit Agreement (as amended, supplemented and restated, the "Credit Agreement") dated as of April 13, 1995. Schedule 1 to the Credit Agreement is entitled the "Interest Rate Agreement". Any term used herein and not otherwise defined herein shall have the meaning herein ascribed to it in the Interest Rate Agreement. In accordance with the Interest Rate Agreement, Borrower hereby notifies Agent of the exercise of an Interest Option.

A.   Type of Loan  The Loans with respect to which this Rate Designation Notice
     is being given are (check one):    [____]  Term Loans
                                        [____]  Revolving Loans

B.   Current borrowings

     1.   Interest Options now in effect:  _______________________

     2.   Amounts:  $_____________________

     3.   Expiration of current Interest Periods, if applicable: _____________

C.   Proposed election

     1.   Total Amount:  $______________________

     2.   Date Interest Option is to be effective:  __________________________

     3.   Interest Option to be applicable (check one):
          [ ]  Base Rate  [ ]  Eurodollar Rate

     4.   Interest Period: ______ months (if available and if applicable)

     Borrower represents and warrants that the Interest Option and Interest Period selected above comply with all provisions of the Interest Rate Agreement.

Date:_________________                 STERLING CHEMICALS, INC.,
                                       a Delaware corporation


                                       By:___________________________________
                                       Name:_________________________________
                                       Title:________________________________

                                   EXHIBIT A